EXHIBIT 4.3
                                                                -----------
__________________________________________________________




                      AUCTION AGENT AGREEMENT


                            Between


                        FORD HOLDINGS, INC.


                              and


                      THE BANK OF NEW YORK


                   Dated as of June 23, 1995


                        Relating to


               FLEXIBLE RATE AUCTION PREFERRED
               STOCK--SERIES O and SERIES P


                           of


                  FORD HOLDINGS, INC.


- ------------------------------------------------------

     AUCTION AGENT AGREEMENT, dated as of June 23, 1995, between
FORD HOLDINGS, INC., a Delaware corporation (the "Company"), and
THE BANK OF NEW YORK, a New York banking corporation (the
"Auction Agent").

     The Company proposes to issue 1,000 shares of its Flexible Rate Auction Preferred Stock in Series O and P (collectively, the "Auction Preferred") pursuant to the Certificate of Designations creating and establishing the Auction Preferred and amending its Certificate of Incorporation. The Company desires that the Auction Agent perform certain duties in connection with each series of the Auction Preferred upon the terms and conditions of this Agreement and hereby appoints the Auction Agent to act in the capacities set forth in this Agreement.

     NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Company and the Auction
Agent agree as follows:


                         ARTICLE I

            DEFINITIONS AND RULES OF CONSTRUCTION

     Section 1.1.  Terms Defined by Reference to Certificate of
Designations. Capitalized terms not defined herein shall have the respective meanings specified in the Certificate of Designations.

     Section 1.2. Terms Defined Herein. As used herein and in the Settlement Procedures, the following terms shall have the following meanings, unless the context otherwise requires:

          "Affiliate" shall mean any Person controlled by, in control of, or under common control with the Company.

          "Agent Member" of any Person shall mean a member of, or participant in, the Securities Depository that will act on behalf of such Person and is identified as such in such Person's Purchaser's Letter.

          "Auction" shall have the meaning specified in Section
      2.1 hereof.

          "Auction Preferred" shall have the meaning set forth in the preamble to this Agreement.

          "Auction Procedures" shall mean the Auction Procedures that are set forth in paragraph 8 of the Certificate of Designations.

          "Authorized Officer" shall mean each Senior Vice President, Vice President, Assistant Vice President and Assistant Treasurer of the Auction Agent assigned to its Corporate Trust Department and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes of this Agreement in a communication to the Company.

          "Broker-Dealer Agreement" shall mean each agreement between the Auction Agent and a Broker-Dealer substantially in the form attached hereto as Exhibit A.

          "Certificate of Designations" shall mean the Certificate of Designations creating and establishing the Auction Preferred and amending the Certificate of Incorporation of the Company as filed by the Company in the office of the Secretary of State of the State of Delaware on June 22, 1995, a copy of which is attached hereto as Exhibit B.

          "Company Officer" shall mean the Chairman of the Board of Directors, the President, each Vice President (whether or not designated by a number or word or words added before or after the title "Vice President"), the Secretary, the Treasurer, each Assistant Secretary and each Assistant Treasurer of the Company and every other officer or employee of the Company designated as a "Company Officer" for purposes hereof in a notice to the Auction Agent.

          "Date of Original Issue" means the date on which the Company originally issues shares of Auction Preferred.

          "Holder" shall mean the holder of shares of Auction
      Preferred, as his name appears on the Stock Books of the Company.

          "Order" shall have the meaning assigned to such term in paragraph 8(b)(i) of the Certificate of Designations and, for the purposes hereof, shall be substantially in the form attached as Exhibit D to the Broker-Dealer Agreement.

          "Permitted Investments" shall mean Ford Motor Credit
      Company Commercial paper or The Bank of New York Deposit
      Reserve.

          "Purchaser's Letter" shall mean a purchaser's letter substantially in the form attached hereto as Exhibit C.


          "Settlement Procedures" shall mean the Settlement
      Procedures attached hereto as Exhibit D.

      Section 1.3. Rules of Construction. Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this
Agreement:

          (a) Words importing the singular number shall include the plural number and vice versa.

          (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect the meaning, construction or effect of any provision of this Agreement.

          (c) The words "hereof," "herein," "hereto" and other words of similar import refer to this Agreement as a whole.

          (d) All references herein to a particular time of day shall be to New York City time.

                            ARTICLE II

                           THE AUCTION

          Section 2.1. Purpose; Incorporation by Reference of Auction Procedures and Settlement Procedures. (a) The Certificate of Designations provides that the Applicable Rate on the shares of each series of the Auction Preferred for each Dividend Period for such series after the initial Dividend Period therefor shall, except under certain circumstances, be the rate per annum that a bank or trust company appointed by the Company advises results from the implementation of the Auction Procedures. The Board of Directors of the Company has adopted a resolution appointing the Auction Agent to implement the Auction Procedures and to act as paying agent. The Auction Agent accepts such appointment and agrees to follow the procedures set forth in this Article II and the Auction Procedures for the purpose of determining the Applicable Rate for each series of the Auction Preferred. Each periodic operation of such procedures is hereinafter referred to as an "Auction."

          (b) All of the provisions contained in the Auction Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part hereof to the same extent as if such provisions were fully set forth herein. In the event of any inconsistency between the provisions hereof and the provisions of the Certificate of Designations, the provisions of the Certificate of Designations shall control.

          Section 2.2. Preparation for Each Auction; Maintenance of Registry of Beneficial Owners. (a) Not later than the Date of Original Issue, the Company shall provide the Auction Agent with a list of the Broker-Dealers and a manually signed copy of each Broker-Dealer Agreement. The Auction Agent shall keep such list current and accurate and shall indicate thereon, or on a separate list, the identity of each Existing Holder, if any, whose most recent Order was submitted by a Broker-Dealer on such list and resulted in such Existing Holder continuing to hold or purchasing shares of Auction Preferred. Not later than seven days prior to any Auction Date for any series of Auction Preferred for which any change in such list of Broker-Dealers is to be effective, the Company shall notify the Auction Agent in writing of such change and, if any such change is the addition of a Broker-Dealer to such list, shall cause to be delivered to the Auction Agent for execution by the Auction Agent, a Broker-Dealer Agreement manually signed by such Broker-Dealer. The Auction Agent shall have entered into a Broker-Dealer Agreement with a Broker-Dealer prior to the participation of such Broker-Dealer in any Auction.

          (b) In the event that the Auction Date for any Auction for the Auction Preferred shall be changed after the Auction Agent has given the notice pursuant to clause (vii) of paragraph
(a) of the Settlement Procedures for the Auction Preferred, or after the Term Selection Agent has delivered a Notice of Long-Term Dividend Period (as defined in Section 2.5(a) hereof), the Auction Agent, by such means as the Auction Agent deems practicable, shall give notice of such change to the Broker-Dealers no later than the earlier of 9:15 a.m on the new Auction Date and 9:15 a.m. on the old Auction Date.

         (c) If the number of days comprising a Short-Term Dividend Period is increased as provided in paragraph 3(b)(v) of the Certificate of Designations as a result of a change in the Minimum Holding Period, not later than 21 days prior to the first day of the Dividend Period preceding the first Dividend Period for any series of the Auction Preferred for which such change is to be effective, the Company shall provide the Auction Agent with a form of notice of such change to be sent to Existing Holders by Broker-Dealers pursuant to Section 2.4(c) of the Broker-Dealer Agreements. The Auction Agent shall promptly provide each Broker-Dealer with such form of notice after receipt thereof from the Company.

          (d)  (i)   On each Auction Date (A) for any series of
Auction Preferred with respect to which the Dividend Period following such Auction Date will be a Short-Term Dividend Period, the Auction Agent shall determine the 60-day "AA" Composite Commercial Paper Rate, and (B) for any series of Auction Preferred with respect to which the Dividend Period following such Auction Date will be a Long-Term Dividend Period, the Auction Agent shall determine the Reference Rate and, in each case, the Maximum Applicable Rate. If the 60-day "AA" Composite Commercial Paper Rate or the Reference Rate is not quoted on an interest basis but is quoted on a discount basis, the Auction Agent shall convert the quoted rate to the interest equivalent thereof as set forth in the respective definition in the case of the 60-day "AA" Composite Commercial Paper Rate, the Applicable "AA" Composite Commercial Paper Rate or the Applicable Treasury Rate as set forth in the Certificate of Designations. If the rate obtained by the Auction Agent is quoted on another basis, the Auction Agent shall convert such quoted rate to its interest equivalent after consultation with the Company as to the method of such conversion. On the date of this Agreement, the Applicable Percentage to be used for purposes of calculating the Maximum Applicable Rate is 200%. If there is any change in the credit rating of the Auction Preferred resulting in a change in the Applicable Percentage, the Company shall notify the Auction Agent in writing of such change in such credit rating and Applicable Percentage prior to 12:00 noon on the Business Day prior to the next Auction Date for any series of Auction Preferred. In determining the Maximum Applicable Rate for any series of Auction Preferred on any Auction Date, the Auction Agent may rely on the last Applicable Percentage of which it has received notice from the Company (or, in the absence of such notice, the percentage set forth in the second preceding sentence). Not later than 9:30 a.m. on each Auction Date the Auction Agent shall notify the Company and the Broker-Dealers of the 60-day "AA" Composite Commercial Paper Rate or the Reference Rate, as the case may be, and the Maximum Applicable Rate.

          (ii) If the 60-day "AA" Composite Commercial Paper Rate or the Applicable "AA" Composite Commercial Paper Rate is to be based on rates supplied by the Commercial Paper Dealers, and one or more of the Commercial Paper Dealers shall fail to provide a quotation or quotations for the determination of the 60-day "AA" Composite Commercial Paper Rate or the Applicable "AA" Composite Commercial Paper Rate, the Auction Agent shall immediately notify the Company so that the Company can determine whether to select a Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers to provide the quotation or quotations not being supplied by such Commercial Paper Dealer or Commercial Paper Dealers. The Company shall promptly advise the Auction Agent of any such selection.

          (iii) If the Applicable Treasury Rate is to be based on rates supplied by U.S. Government Securities Dealers and one or more of the U.S. Government Securities Dealers shall not provide a quotation for the determination of such Applicable Treasury Rate, the Auction Agent shall immediately notify the Company so that the Company can determine whether to select a Substitute U.S. Government Securities Dealer or Substitute U.S. Government Securities Dealers to provide the quotation or quotations not being supplied by any U.S. Government Securities Dealer or U.S. Government Securities Dealers. The Company shall promptly advise the Auction Agent of any such selection.

          (iv) In the event a Failure to Deposit occurs prior to the beginning of a Dividend Period, the Auction Agent shall determine LIBOR for the first day of each Dividend Period for which the Applicable Rate is 200% of LIBOR until Auctions are resumed and in the event a Failure to Deposit occurs during a Long-Term Dividend Period, the Auction Agent shall determine LIBOR for the day on which such Failure to Deposit occurs.

          (v) If one or more of the Reference Banks shall not provide a quotation for the determination of LIBOR, the Auction Agent shall immediately notify the Company so that the Company can determine whether to select a Substitute Reference Bank or Substitute Reference Banks to provide the quotation or quotations not being supplied by any Reference Bank or Reference Banks. The Company shall promptly advise the Auction Agent of any such selection.

          (e)  (i)   The Auction Agent shall maintain a registry
of the Existing Holders of the shares of each series of the Auction Preferred, who shall constitute Existing Holders for purposes of Auctions for such series and shall indicate therein the identity of each Existing Holder, if any, on whose behalf each Broker-Dealer submitted the most recent Order in any Auction that resulted in such Existing Holder's continuing to hold or purchasing shares of such series of the Auction Preferred of such series. Each Broker-Dealer shall provide the Auction Agent (not later than the Date of Original Issue) with a list of the initial Existing Holders of the shares of each series of Auction Preferred and the respective Broker-Dealer of each such Existing Holder through which such Existing Holder purchased such shares of Auction Preferred. The Auction Agent shall use reasonable efforts to keep such registry current and accurate. The Auction Agent may rely upon, as evidence of the identities of the Existing Holders, such list, the results of Auctions and notices from the Broker-Dealer of each such Existing Holder with respect to such Existing Holder's transfer of shares of the Auction Preferred to another Person. Except as permitted by this Section and Sections 2.2(f), 2.8 and 4.6, the Auction Agent shall not disclose this information to any other Person.

          (ii) The Auction Agent shall be required to register a transfer of shares of the Auction Preferred from an Existing Holder to another Person only if such transfer is made to a Person that has delivered or caused to be delivered a signed Purchaser's Letter to the Auction Agent and if (A) such transfer is pursuant to an Auction or (B) the Auction Agent has been notified in writing (I) in a notice substantially in the form of Exhibit E to the Broker-Dealer Agreements by such Existing Holder or the Broker-Dealer or the Agent Member of such Existing Holder of such transfer and (II) in a notice substantially in the form of Exhibit F to the Broker-Dealer Agreements by the Broker-Dealer of any Person that purchased or sold such shares of the Auction

Preferred in an Auction of the failure of such shares of the Auction Preferred to be transferred as a result of such Auction. The Auction Agent is not required to accept any such notice for an Auction unless it is received by the Auction Agent by 3:00 p.m. on the Business Day preceding such Auction Date.

          (f) The Auction Agent may request the Broker-Dealers, as set forth in the Broker-Dealer Agreements, to provide the Auction Agent with a list of their respective customers that such Broker-Dealers believe are Existing Holders of shares of any series of the Auction Preferred. The Auction Agent shall provide the Company with a copy of such list, as it is maintained, upon the request of the Company. The Auction Agent shall keep confidential such registry of Existing Holders and shall not disclose the identities of the Existing Holders to any Person other than the Company and the Broker-Dealer that provided such information.

          (g) The Auction Agent is not required to accept the Purchaser's Letter of any Potential Holder who wishes to submit a Bid for the first time in an Auction or an amendment to the Purchaser's Letter of any Potential Holder or Existing Holder who wishes to amend its Purchaser's Letter intending that such amendment is to take effect with respect to an Auction, unless such Purchaser's Letter or such amendment is received by the Auction Agent by 3:00 p.m. on the Business Day preceding the related Auction Date.

          Section 2.3. Auction Schedule. The Auction Agent shall conduct Auctions for each series of the Auction Preferred in accordance with the schedule set forth below. Such schedule may be changed by the Auction Agent with the consent of the Company, which consent shall not be unreasonably withheld. The Auction Agent shall give written notice of any such change to each Broker-Dealer. Such notice shall be given prior to the close of business on the Business Day next preceding the first Auction Date on which any such change shall be effective.

Time on Auction Date                   Event
- --------------------        -------------------------------------

By 9:30 a.m                 Auction Agent advises the Company and
                            Broker-Dealers of 60-Day "AA"
                            Composite Commercial Paper Rate or
                            the Reference Rate, as the case may
                            be, and the applicable Maximum
                            Applicable Rate determined pursuant
                            to Section 2.2(d)(i) hereof.

Between 9:30 a.m. and       Auction Agent assembles
12:30 p.m.                  information communicated to it by
                            Broker-Dealers as provided in
                            paragraph 8(c) of the Certificate of
                            Designations.  Submission Deadline is
                            12:30 p.m.

Not earlier than            Auction Agent makes determinations
12:30 p.m.                  pursuant to paragraph 8(d)(i) of the
                            Certificate of Designations.

By approximately 3:00 p.m.  Auction Agent advises Company of results of Auction (including the
                            term of the next succeeding Dividend
                            Period) as provided in paragraph
                            8(d)(ii) of the Certificate of
                            Designations.

                            Submitted Bids and Submitted Sell
                            Orders are accepted and rejected and
                            shares of the applicable series of
                            the Auction Preferred allocated as
                            provided in paragraph 8(e) of the
                            Certificate of Designations.

                            Auction Agent gives notice of Auction
                            results as set forth in Section 2.4
                            hereof.


         Section 2.4.  Notice of Auction Results and Exchanges.
The Auction Agent shall follow the notification procedures set forth in paragraph (a) of the Settlement Procedures.

         Section 2.5.  Changes in Dividend Period.  (a)
Paragraph 3(b)(viii) of the Certificate of Designations provides that the Term Selection Agent may, except as set forth in the proviso below, at its option, on or prior to the fifth day but no more than 20 days prior to an Auction Date for any series of Auction Preferred, by telephonic and written notice (a "Notice of a Long-Term Dividend Period") to the Company, the Auction Agent, the Paying Agent and the Securities Depository, substantially in the form of Exhibit E hereto, specify that the next succeeding Dividend Period for such series of Auction Preferred is a Long-Term Dividend Period, provided that the Term Selection Agent may not give a Notice of Long-Term Dividend Period for such series of Auction Preferred (and any such Notice shall be null and void) unless Sufficient Clearing Bids were made in the last occurring Auction for such series of Auction Preferred and full cumulative dividends for all series of Auction Preferred and Flexible Rate Auction Preferred Stock payable prior to such date have been paid in full.

     (b) Paragraph 3(b)(viii) of the Certificate of Designations provides that the Dividend Period following each Auction for any series of Auction Preferred shall be a Short-Term Dividend Period
(i) if the Term Selection Agent does not give a Notice of Long-Term Dividend Period with respect to the next succeeding Dividend Period for any Series of Auction Preferred in a timely manner, (ii) if, in the event the Term Selection Agent has given a Notice of Long-Term Dividend Period with respect to the next succeeding Dividend Period for any series of Auction Preferred, the Term Selection Agent gives a Notice of Revocation, (iii) if, in the event the Term Selection Agent has given a Notice of Long-Term Dividend Period with respect to the next succeeding Dividend Period for any series of Auction Preferred, the Company removes the Term Selection Agent by giving a Notice of Removal or
(iv) Sufficient Clearing Bids are not made in the related Auction for such series or such Auction is not held for any reason.

          (c) Paragraph 8(d)(ii)(B) of the Certificate of Designations provides that if Sufficient Clearing Bids are not made at any Auction for any series of Auction Preferred with respect to which the Term Selection Agent has given a Notice of Long-Term Dividend Period (and such notice was not revoked or deemed to be revoked), the Applicable Rate for the Dividend Period following such Auction and for each subsequent Dividend Period until the first Dividend Period following an Auction for such series of Auction Preferred at which Sufficient Clearing Bids are made shall be the greatest of (i) the Applicable Rate for such series of Auction Preferred in effect immediately prior to such Auction, (ii) the Maximum Applicable Rate for a Short-Term Dividend Period or (iii) the Maximum Applicable Rate on the Auction Date for the specified Long-Term Dividend Period.

          (d) Paragraph 3(b)(viii) of the Certificate of Designations provides that any Notice of Long-Term Dividend Period may be revoked by the Term Selection Agent on or prior to the second Business Day prior to the related Auction by telephonic and written notice, substantially in the form of Exhibit F hereto (a "Notice of Revocation"), to the Company, the Auction Agent, the Paying Agent and the Securities Depository.

          (e) Paragraph 3(b)(viii) of the Certificate of Designations provides that any Notice of Long-Term Dividend Period shall be deemed to be revoked if the Company shall remove the Term Selection Agent by giving telephonic and written notice, substantially in the form of Exhibit G hereto (a "Notice of Removal") on or prior to the second Business Day prior to the related Auction to the Auction Agent, the Paying Agent and the Securities Depository.

          (f) Promptly after receipt of a Notice of a Long-Term Dividend Period, Notice of Revocation or Notice of Removal, the Auction Agent shall promptly deliver a copy of such notice by hand delivery or telecopier to each Existing Holder of shares of such series at the address or telecopier number specified in such Existing Holder's Purchaser's Letter and to the Broker-Dealers. The Auction Agent shall also promptly use its best efforts to advise each Broker-Dealer by telephone of the receipt of such notice.

          Section 2.6. Broker-Dealers. (a) Not later than 12:00 noon on the Auction Date for any series of the Auction Preferred, the Company shall pay to the Auction Agent an amount in cash equal to (i) if the next succeeding Dividend Period for such series is a Short-Term Dividend Period the product of (A) a fraction, the numerator of which is the number of days in such Dividend Period (calculated by counting the first day of such Dividend Period but excluding the last day thereof) and the denominator of which is 360 times (B) 1/4 of 1% times
(C) $100,000 times (D) the aggregate number of shares of Auction Preferred in such series or (ii) if the next succeeding Dividend Period for such series is a Long-Term Dividend Period, the product of (A) such percentage as agreed to from time to time by the Company and the Term Selection Agent (the "Long-Term Percentage") times (B) $100,000 times (C) the aggregate number of shares of Auction Preferred in such series. The Company shall notify the Auction Agent of the amount of the Long-Term Percentage. The Auction Agent shall advise the Company of the amount referred to in the first sentence of this Section 2.6(a) in respect of such Dividend Period not later than 4:00 p.m. on the second Business Day preceding the Auction Date with respect to such Dividend Period. In the event that the Company does not pay the Auction Agent the full amount determined pursuant to this
Section 2.6(a) by 12:00 noon on the Auction Date, the Auction Agent shall immediately advise the Company of the amount of any deficiency. Prior to the applications of funds deposited pursuant to this Section 2.6(a), the Company may direct the Auction Agent to invest such funds in the manner set forth in
Section 3.1. Until further directed to the contrary, the Company hereby directs the Auction Agent to so invest such funds. The Auction Agent shall apply such moneys as set forth in Section 2.5 of the Broker-Dealer Agreements. To the extent that any such moneys are not payable to a Broker-Dealer because Sufficient Clearing Bids were not made in the relevant Auction and shares of such series of the Auction Preferred therefore continued to be held despite being subject to a Submitted Sell Order, the Auction Agent shall repay such moneys to the Company.

          (b)  The Auction Agent shall terminate any
Broker-Dealer Agreement as set forth therein if so directed by the Company in writing.

          (c) The Auction Agent shall from time to time enter into such Broker-Dealer Agreements only as the Company shall request.

          (d) The Auction Agent shall maintain a list of Broker-Dealers.

          Section 2.7. Ownership of Shares of the Auction Preferred and Submission of Bids by Company and Affiliates. The Company shall notify the Auction Agent if the Company or any Affiliate acquires any shares of the Auction Preferred. Neither the Company nor any Affiliate shall submit any Order in any Auction. Any Broker-Dealer that is an Affiliate of the Company may submit Orders in an Auction but only if such Orders are not for its own account, except that if any such affiliated Broker-Dealer holds shares of the Auction Preferred for its own account, it must submit a Sell Order in the next Auction with respect to such shares of the Auction Preferred. The Auction Agent shall have no duty or liability with respect to the enforcement of this Section 2.7.

          Section 2.8. Access to and Maintenance of Auction Records. The Auction Agent shall upon written request afford to the Company and its agents, independent public accountants and legal counsel access at reasonable times during normal business hours to all books, records, documents and other information concerning the conduct and results of Auctions. For purposes of the preceding sentence, the parties hereto acknowledge that Broker-Dealers shall not be deemed agents of the Company. The Auction Agent shall maintain records relating to any Auction for a period of two years after such Auction (unless requested by the Company to maintain such records for a longer period not in excess of six years, then for such longer period), and such records shall, in reasonable detail, accurately and fairly reflect the actions taken by the Auction Agent in connection with such Auction.


                          ARTICLE III

                THE AUCTION AGENT AS PAYING AGENT

          Section 3.1.  Company To Provide Funds for Dividends.
(a) Not later than 12:00 noon on the Business Day immediately preceding each Dividend Payment Date with respect to which dividends on the shares of any series of the Auction Preferred have been declared, the Company shall irrevocably deposit with the Auction Agent sufficient funds (available on such Dividend Payment Date in New York City) for the payment of such dividends and shall give the Auction Agent irrevocable instructions to apply such funds to the payment of such dividends on such Dividend Payment Date. The Auction Agent shall advise the Company of the amount referred to in the preceding sentence in respect of such Dividend Payment Date not later than 4:00 p.m. on the third Business Day preceding such Dividend Payment Date. In the event that the Company so does not irrevocably deposit with the Auction Agent sufficient funds (available on such Dividend Payment Date in New York City) for the payment of such dividends, the Auction Agent shall immediately advise the Company of the amount of any deficiency.

          (b) The Company may direct the Auction Agent in writing to invest (payment only upon delivery of securities unless such securities are in book entry form) any available funds only in Permitted Investments, provided that the proceeds of any such investment will be available in New York City at the opening of business on the Dividend Payment Date. Until further directed to the contrary, the Company hereby directs the Auction Agent to so invest any available funds.

          (c) The Auction Agent shall not be liable or responsible for any delay in receiving the proceeds of, or any loss, in whole or in part, incurred or resulting from, any investment made pursuant to Section 3.1(b), such investments being solely for the account of and at the risk of the Company.

          (d) If pursuant to Section 3.1(b) the Company directs the Auction Agent to invest in Permitted Investments and the Auction Agent receives income on such investments, then the Auction Agent shall (to the extent that such income is not required to pay dividends), upon the request of the Company, transmit such income to the Company.

          (e) In the event a Failure to Deposit shall have occurred and the Company shall have cured such Failure to Deposit in a timely manner pursuant to paragraph 3(c)(i) of the Certificate of Designations, the Auction Agent shall mail notice of such cure, substantially in the form set forth in Exhibit H hereto, to each Existing Holder of shares of Auction Preferred of such Series at the address specified in such Existing Holder's Purchaser's Letter and to each Broker-Dealer for such Series as promptly as practicable after its receipt of such payment.

          Section 3.2. Disbursing Dividends. The Auction Agent shall pay to the Holders of the shares of each series of the Auction Preferred on each Dividend Payment Date for such series, dividends on the shares of such series of the Auction Preferred after receipt of necessary funds from the Company with which to make such payment. The amount of dividends for any Dividend Period to be paid by the Auction Agent to the Holders shall be determined as set forth in paragraph 3(c) of the Certificate of Designations.

          SECTION 3.3. Notices of Meetings of Holders of Auction Preferred. (a) Upon written request of the Company, the Auction Agent will mail to Holders of Auction Preferred notice of any meeting of stockholders of the Company (such notices to be provided by the Company) not less than 20 days nor more than 60 days prior to the date fixed for such meeting.

          (b) Paragraph 5(c) of the Certificate of Designations provides that during any period (referred to herein as a "Default Period") when dividend payments on any series of Auction Preferred or Parity Preferred for such number of Dividend Periods or portions thereof (or the equivalent thereof in the case of Parity Preferred), which in the aggregate contain at least 540 days, shall not have been paid or declared and a sum sufficient for the payment thereof set aside for payment, then in any such case the number of directors of the Company shall automatically be increased by two additional directors, and the holders of the shares of all series of Auction Preferred and Parity Preferred shall possess full voting powers (to the exclusion of the holders of all other series and classes of capital stock of the Company), voting as a single class, to elect such two directors. If any of such conditions exist, the Auction Agent shall, upon receipt from the Company of a Notice of Special Meeting of Holders, in substantially the form set forth in Exhibit I hereto with insertions completed by the Company, mail such notice to all Holders who were holders of record at the close of business on the date the right referred to in paragraph 5(c)(i) of the Certificate of Designations accrued. The delivery by the Company of such a notice to the Auction Agent shall be deemed a representation and warranty by the Company that at least one of such conditions exists.

        The Company shall provide a temporary chairman for any Special Meeting and the Auction Agent shall have no obligations in connection with such meeting, except with respect to the mailing of the Notice of Special Meeting of Holders, pursuant to this Agreement.


                          ARTICLE IV

     THE AUCTION AGENT AS TRANSFER AGENT AND REGISTRAR

          Section 4.1. Original Issue of Stock Certificates. On the Date of Original Issue, the Company shall issue one certificate with respect to each series of Auction Preferred, representing all of the shares of such series of Auction
Preferred, and each such certificate, at the request of the Company, shall be registered in the name of Cede & Co. and countersigned by the Auction Agent.

          Section 4.2. Registration of Transfer or Exchange of Shares. Except as otherwise provided in this Section 4.2, shares of each series of the Auction Preferred shall be registered solely in the name of the Securities Depository or its nominee. If the Securities Depository shall give notice of its intention to resign as such, and if the Company shall not have selected a substitute Securities Depository acceptable to the Auction Agent prior to such resignation, then upon such resignation, the shares of the Auction Preferred of each series shall be registered for transfer or exchange, and new certificates shall be issued by the Auction Agent, upon written request of the Company (indicating the names of the designated transferees), in the name or names of the designated transferee or transferees, upon surrender of the old certificates in form deemed by the Auction Agent properly endorsed for transfer with all necessary endorsers' signatures guaranteed, in such manner and form as the Auction Agent may require, by a guarantor reasonably believed by the Auction Agent to be responsible, accompanied by such assurances as the Auction Agent shall deem necessary or appropriate to evidence the genuineness and effectiveness of each necessary endorsement and satisfactory evidence of compliance with all applicable laws relating to the collection of taxes or funds necessary for the payment of such taxes.

          Section 4.3. Removal of Legends. All requests for removal of legends on certificates representing shares of the Auction Preferred indicating restrictions on transfer shall be accompanied by an opinion of counsel stating that such legends may be removed and the shares represented by such certificate may be freely transferred. Such opinion shall be delivered under cover of a letter from a Company Officer authorizing the Auction Agent to remove the legend on the basis of said opinion.

          Section 4.4. Lost Stock Certificates. Upon written request of the Company, the Auction Agent shall countersign and register replacement certificates for certificates represented to have been lost, stolen or destroyed, upon the fulfillment of such requirements as shall be deemed appropriate by the Company and the Auction Agent, subject at all times to provisions of law, the Certificate of Incorporation and By-Laws of the Company governing such matters and resolutions adopted by the Board of Directors of the Company with respect to such matters. The Auction Agent may countersign new certificates in exchange for and upon the cancellation of mutilated certificates. Any request by the Company to the Auction Agent to countersign a replacement certificate pursuant to this Section 4.4 shall be deemed to be a representation and warranty by the Company to the Auction Agent that such issuance will comply with such provisions of law, the Certificate of Incorporation and By-Laws and resolutions of the Board of Directors of the Company. The Company agrees to provide such additional stock certificates as may be requested by the Auction Agent.

          Section 4.5. Disposition of Cancelled Certificates; Record Retention. In accordance with applicable rules and regulations of the Securities and Exchange Commission, the Auction Agent shall retain stock certificates which have been cancelled in transfer or in exchange and the accompanying documentation for two calendar years. Upon the expiration of such two-year period, the Auction Agent shall deliver to the Company such cancelled certificates and the accompanying documentation. The Company shall, at its expense, retain such records for a minimum additional period of four calendar years from the date of delivery of the records to the Company and shall make such records available during this period at any time, or from time to time, for reasonable periodic, special or other examinations by representatives of the Securities and Exchange Commission. The Company shall also undertake to furnish to the Securities and Exchange Commission, upon demand, at either the principal office or at any regional office, complete, correct and current hard copies of any and all such records.

          Section 4.6. Stock Books. The Auction Agent shall maintain the Stock Books listing the Holders of the shares of each such series of the Auction Preferred, the number of shares held by each and the address of each. In case of any request or demand for the inspection of the Stock Books of the Company or any other books in the possession of the Auction Agent, the Auction Agent shall notify the Company and secure instructions as to permitting or refusing such inspection. The Auction Agent reserves the right, however, to exhibit the Stock Books or other books to any Person if it is advised by its counsel that its failure to do so would be unlawful.

          Section 4.7.  Return of Funds.  Any funds deposited
with the Auction Agent hereunder by the Company for any reason that remain unpaid after six months shall be repaid to the Company.


                         ARTICLE V

           REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to the Auction
Agent that:

          (a) the Company has been duly incorporated and is existing as a corporation in good standing under the laws of the State of Delaware and has full power to execute and deliver this Agreement and to authorize, create and issue the shares of each series of the Auction Preferred, and the shares of each series of the Auction Preferred have been duly authorized, validly issued and are fully paid and nonassessable;

          (b) this Agreement has been duly and validly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the

      Auction Agent, constitutes a legal, valid, binding and enforceable obligation of the Company, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights generally and to general equitable principles;

          (c) the form of the certificate evidencing the shares of each series of the Auction Preferred complies with all applicable laws of the State of Delaware;

          (d) no action by or before any governmental body or authority of the United States or of any state thereof is required in connection with the execution and delivery of this Agreement or the issuance of the shares of each series of the Auction Preferred, except as required by applicable state securities laws;

          (e) the execution and delivery of this Agreement, the performance by the Company of its obligations hereunder and the issuance and delivery of the shares of each series of the Auction Preferred do not and will not conflict with, violate or result in a breach of the terms, conditions or provisions of, or constitute a default under, the Certificate of Incorporation or the Bylaws of the Company, any law or regulation, any order or decree of any court or public authority having jurisdiction or any mortgage, indenture, contract, agreement or undertaking to which the Company is a party or by which it is bound; and

          (f) no taxes are payable upon or in respect of the execution of this Agreement or the issuance of the shares of each series of the Auction Preferred.


                            ARTICLE VI

                        THE AUCTION AGENT

          Section 6.1.  Duties and Responsibilities.  (a)  The
Auction Agent is acting solely as agent of the Company hereunder and owes no fiduciary duty to any other Person by reason of this Agreement.

          (b) The Auction Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Auction Agent.

               (c)The Auction Agent shall have no duty or responsibility to verify or determine the accuracy of any document delivered to it in accordance with the terms hereunder.

The Auction Agent shall have no duty or responsibility to enforce the obligations of the Company to provide the Auction Agent with any notice or document.

          (d) In the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted or for any error of judgment made by it in the performance of its duties under this Agreement. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining the pertinent facts.

          Section 6.2. Rights of the Auction Agent. (a) The Auction Agent may rely and shall be protected in acting or refraining from acting upon any communication authorized hereby and upon any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document believed by it to be genuine. The Auction Agent shall not be liable for acting upon any telephone communication authorized hereby which the Auction Agent believes in good faith to have been given by the Company or by a Broker-Dealer. The Auction Agent may record by tape or otherwise telephone communications with the Company or any of the Broker-Dealers or both.

           (b) The Auction Agent may consult with counsel, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

          (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys.

          Section 6.3. Auction Agent's Disclaimer. The Auction Agent makes no representation as to the correctness of the recitals in or the validity or adequacy of this Agreement, the Broker-Dealer Agreements or the shares of the Auction Preferred.

          Section 6.4.  Compensation, Expenses and
Indemnification. (a) The Company shall pay to the Auction Agent such compensation in respect of its services hereunder as shall be agreed to from time to time by the Company and the Auction
Agent.

          (b) The Company shall indemnify the Auction Agent against, and hold it harmless from, any loss, liability or expense (including reasonable counsel fees and expenses), incurred without negligence or bad faith on its part, arising out of or in connection with its agency hereunder or under the Broker-Dealer Agreements, including the costs and expenses of defending itself against any claim or liability in connection with its exercise or performance of any of its duties hereunder and thereunder for which it is entitled to indemnification hereunder or thereunder.

          (c) Without limiting the generality of Section 6.4(b) hereof, the Company shall indemnify the Auction Agent against, and hold it harmless from, any loss, liability or expense (including reasonable counsel fees and expenses), incurred without negligence or bad faith on its part, arising out of or resulting from (i) any decision by the Auction Agent to preclude from participating in any Auction or from being a transferee any person who has not delivered to the Auction Agent an executed Purchaser's Letter as provided herein, even if the Auction Agent has not precluded others who have not delivered executed Purchaser's Letters to the Auction Agent from participating in an Auction or being a transferee and (ii) any decision by the Auction Agent to not accept an Order that does not specify the Bidder, even if the Auction Agent has accepted other Orders not specifying a Bidder.


                         ARTICLE VII

                        MISCELLANEOUS

          Section 7.1. Term of Agreement. (a) The term of this Agreement shall continue indefinitely until this Agreement shall be terminated as provided in this Section 7.1. The Auction Agent may terminate this Agreement upon written notice to the Company on the date specified in such notice, which may be no earlier than the Business Day following the later of (a) six months from the date of this Agreement and (b) 60 days following delivery of such notice. If the Auction Agent should resign, the Company will use its best efforts to enter into an agreement with a successor Auction Agent containing substantially the same terms and conditions as this Agreement. The Company may remove the Auction Agent, provided that, prior to such removal, the Company shall have entered into an agreement substantially in the form of this Agreement with a successor Auction Agent.

          (b)  Except as otherwise provided in this paragraph
(b), the respective rights and duties of the Company and the Auction Agent under this Agreement shall cease upon termination of this Agreement. The Company's representations, warranties, covenants and obligations to the Auction Agent under Article V and Section 6.4 hereof shall survive the termination hereof. Upon termination of this Agreement, the Auction Agent shall resign as Auction Agent under each of the Broker-Dealer Agreements and shall, at the Company's request, promptly deliver to the Company copies of all books and records maintained by it in connection with its duties hereunder.

          Section 7.2. Communications. Except for (i) communications authorized to be made by telephone pursuant to this Agreement or the Auction Procedures and (ii) communications in connection with Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such person addressed to it, at its address or telecopy number set forth below:

       If to the Company:  FORD HOLDINGS, INC.
                           The American Road
                           Dearborn, Michigan  48121

                           Attention:  Manager--Financing
                                       Department

                           Telecopy No.:  (313) 845-4077
                           Telephone No.:  (313) 322-2110

                           For the purposes of Sections 2.6 and 3

                          Attention:  Cash Management Section,
                             Banking & External Relations
                             Department

                          Telecopy No.:  (313) 323-2340
                          Telephone No.:  (313) 390-3322

       If to the Auction
         Agent:           THE BANK OF NEW YORK
                          101 Barclay Street
                          7th Floor
                          New York, New York  10286
                          Attention:  Auction Desk

                          Telecopy No.:  (212) 815-3522
                          Telephone No.:  (212) 815-3521


or to such other address or telecopy number as such party may hereafter specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of the Company by a Company Officer and on behalf of the Auction Agent by an Authorized Officer.

          Section 7.3. Entire Agreement. This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or inferred, between the parties relating to the subject matter hereof except for agreements relating to the compensation of the Auction Agent.

          Section 7.4. Benefits. Nothing herein, express or implied, shall give to any Person, other than the Company, the Auction Agent and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim hereunder.

          Section 7.5. Amendment; Waiver. (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, cancelled or waived, in whole or in part, except by a written instrument signed by the parties hereto. The Company shall notify the Auction Agent of any change in the Certificate of Designations and Certificate of Incorporation prior to the effective date of any such change.

          (b) Failure of either party hereto to exercise any right or remedy hereunder in the event of a breach hereof by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

          Section 7.6.  Successors and Assigns.  This Agreement
shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of each of the Company and the Auction Agent.

          Section 7.7. Severability. If any clause, provision or section hereof shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof.

          Section 7.8.  Execution in Counterparts.  This
Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

          Section 7.9.  Governing Law.  THIS AGREEMENT SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.


                             FORD HOLDINGS, INC.


                             By  /s/ Eric A. Law
                               -----------------------------
                               Name: Eric A. Law
                               Title: Vice President - Controller



                             THE BANK OF NEW YORK


                             By  /s/ Sandra Becker-Whelan
                               -----------------------------
                               Name: Sandra Becker-Whelan
                               Title: Assistant Vice President

                                                                 EXHIBIT A
                                                                  ---------


   -----------------------------------------------------------------



                     BROKER-DEALER AGREEMENT

                            Between

                      THE BANK OF NEW YORK

                              and

                    [NAME OF BROKER-DEALER]

                  Dated as of June 23, 1995



                          Relating to

                FLEXIBLE RATE AUCTION PREFERRED
                 STOCK--SERIES O and SERIES P

                             of

                      FORD HOLDINGS, INC.








    -----------------------------------------------------------------

          BROKER-DEALER AGREEMENT dated as of June 23, 1995 between THE BANK OF NEW YORK, a New York banking corporation (not in its individual capacity but solely as agent of FORD HOLDINGS, INC. (the "Company") pursuant to authority granted to it in the Auction Agent Agreement (as hereinafter defined) together with its successors and assigns, the "Auction Agent"), and [NAME OF BROKER-DEALER] (together with its successors and assigns, "BD").

          The Company has issued 500 shares of its Flexible Rate Auction Preferred Stock--Series O and 500 shares of its Flexible Rate Auction Preferred Stock--Series P (collectively, the "Auction Preferred"), pursuant to the Certificate of Designations creating and establishing the Auction Preferred and amending its Certificate of Incorporation.

          The Certificate of Designations provides that the dividend rate on the shares of each series of the Auction Preferred for each Dividend Period for such series after the initial Dividend Period for such series shall be the Applicable Rate, which shall, except under certain circumstances, be the rate per annum that a bank or trust company appointed by the Company advises results from implementation of the Auction Procedures with respect to such series. The Company has duly appointed The Bank of New York as the Auction Agent for purposes of implementing the Auction Procedures and related matters for the Auction Preferred. Pursuant to Section 2.2(a) of the Auction Agent Agreement, the Company has requested and directed the Auction Agent to execute and deliver this Agreement.

          The Auction Procedures require the participation of one or more Broker-Dealers.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Auction Agent and BD agree as follows:


                             ARTICLE I

              DEFINITIONS AND RULES OF CONSTRUCTION

     Section 1.1.  Terms Defined by Reference to Certificate of
Designations. Capitalized terms not defined herein shall have the respective meanings specified in the Certificate of Designations.

     Section 1.2. Terms Defined Herein. As used herein and in the Settlement Procedures, the following terms shall have the following meanings, unless the context otherwise requires:

               "Act" shall mean the Securities Act of 1933, as amended.

          "Auction" shall have the meaning specified in
     Section 2.1 hereof.

          "Auction Agent Agreement" shall mean the Auction Agent
     Agreement dated as of June 23, 1995 between the Company and the Auction Agent relating to the Auction Preferred.

          "Authorized Officer" shall mean each Senior Vice President, Vice President, Assistant Vice President and Assistant Treasurer of the Auction Agent assigned to its Corporate Trust Department and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes of this Agreement in a communication to the Company.

          "BD Officer" shall mean each officer or employee of BD designated as a "BD Officer" for purposes of this Agreement in a communication to the Auction Agent.

          "Broker-Dealer Agreement" shall mean this Agreement and any substantially similar agreement between the Auction
      Agent and a Broker-Dealer.

           "Certificate of Designations" shall mean the Certificate of Designations creating and establishing the Auction Preferred and amending the Certificate of Incorporation of the Company as filed by the Company in the office of the Secretary of State of the State of Delaware on June 22, 1995, a copy of which is attached hereto as Exhibit A.

          "Commission" shall mean the Securities and Exchange
      Commission.

          "Company" shall mean Ford Holdings, Inc., a Delaware corporation, and its successors and assigns.

          "Purchaser's Letter" shall mean a purchaser's letter substantially in the form attached hereto as Exhibit B.

          "Settlement Procedures"  shall mean the Settlement
      Procedures attached hereto as Exhibit C.

          Section 1.3.  Rules of Construction.  Unless the
context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this
Agreement:

          (a) Words importing the singular number shall include the plural number and vice versa.

          (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect the meaning, construction or effect of any provision hereof.

          (c) The words "hereof," "herein," "hereto" and other words of similar import refer to this Agreement as a whole.

          (d) All references herein to a particular time of day shall be to New York City time.


                           ARTICLE II

                          THE AUCTION

          Section 2.1. Purpose; Incorporation by Reference of Auction Procedures and Settlement Procedures. (a) The provisions of the Auction Procedures shall be followed by the Auction Agent for the purpose of determining the Applicable Rate for each series of Auction Preferred. Each periodic operation of such Auction Procedures is hereinafter referred to as an "Auction."

     (b)  All of the provisions contained in the Auction
Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were fully set forth herein.

     (c) Unless BD has heretofore done so, BD is delivering herewith a Purchaser's Letter executed by BD. BD agrees to act as, to assume the obligations of and to be subject to the limitations and restrictions placed upon a Broker-Dealer under this Agreement. BD understands that other Persons meeting the requirements specified in the definition of "Broker-Dealer" contained in paragraph 8 of the Certificate of Designations may execute Broker-Dealer Agreements and Purchaser's Letters and participate as Broker-Dealers in Auctions. BD agrees to handle customer orders in accordance with its respective duties under applicable securities laws and rules.

     (d) BD and other Broker-Dealers may participate in Auctions for their own accounts, provided that BD or such other Broker-Dealers, as the case may be, have executed and deposited with the Auction Agent a Purchaser's Letter. However, the Company may, by notice to BD and all other Broker-Dealers, prohibit all Broker-Dealers from submitting Bids in Auctions for their own account, but the Broker-Dealers may continue to submit Hold and Sell Orders.

     Section 2.2. Preparation for Each Auction. (a) Not later than 9:30 a.m. on each Auction Date for the Auction Preferred, the Auction Agent shall advise the Broker-Dealers by telephone of
(i) the 60-day "AA" Composite Commercial Paper Rate, if the Dividend Period immediately following such Auction Date is a Short-Term Dividend Period or (ii) the Reference Rate, if the Dividend Period immediately following such Auction Date is a Long-Term Dividend Period, and, in each case, the Maximum Applicable Rate.

     (b) In the event that the Auction Date for any Auction for the Auction Preferred shall be changed after the Auction Agent has given the notice referred to in clause (vii) of paragraph
(a) of the Settlement Procedures, or after BD receives the Notice of Long-Term Dividend Period referred to in Section 2.4(d) hereof, if applicable, the Auction Agent, by such means as the Auction Agent deems practicable, shall give notice of such change to BD not later than the earlier of 9:15 a.m. on the new Auction Date or 9:15 a.m. on the old Auction Date. Thereafter, BD shall promptly notify its customers whom BD believes are Existing Holders of such change in Auction Date.

     (c) The Auction Agent or the Company from time to time may request the Broker-Dealers to provide the Auction Agent with a list of their respective customers that such Broker-Dealers believe are Existing Holders of shares of the Auction Preferred. BD shall comply with any such request, and the Auction Agent shall not disclose or authorize the disclosure of any such information so provided to any Person except as provided and in accordance with Sections 2.2(e), 2.2(f), 2.8 and 4.6 of the Auction Agent Agreement.

     (d) The Auction Agent is not required to accept the Purchaser's Letter of any Potential Holder who wishes to submit a Bid for the first time in an Auction or any amendment to a Purchaser's Letter of any Potential Holder or Existing Holder who wishes to amend its Purchaser's Letter intending that such amendment is to take effect with respect to an Auction, unless such Purchaser's Letter or such amendment received by the Auction Agent by 3:00 p.m. on the Business Day preceding the related Auction Date.

     Section 2.3. Auction Schedule; Method of Submission of Orders. (a) The Auction Agent shall conduct Auctions in accordance with the schedule set forth below. Such schedule may be changed by the Auction Agent with the consent of the Company, which consent shall not be unreasonably withheld. The Auction Agent shall give written notice of any such change to BD. Such notice shall be given prior to the close of business on the Business Day next preceding the first Auction Date on which any such change shall be effective.

  Time on
Auction Date                           Event
- ------------                           -----

By 9:30 a.m.           Auction Agent advises Company and
                       Broker-Dealers of 60-day "AA"
                       Composite Commercial Paper Rate or the
                       Reference Rate, as the case may be,
                       and the Maximum Applicable Rate as set
                       forth in Section 2.2(a) hereof.

Between 9:30 a.m.      Auction Agent assembles information
and 12:30 p.m.         communicated to it by Broker-Dealers
                       as provided in paragraph 8(c) of the
                       Certificate of Designations.
                       Submission Deadline is 12:30 p.m.

Not earlier than       Auction Agent makes determinations
12:30 p.m.             pursuant to paragraph 8(d)(i) of the
                       Certificate of Designations.

By approximately       Auction Agent advises Company of results
3:00 p.m.              of Auction (including the term of the next
                       succeeding Dividend Period) as provided in paragraph 8(d)(ii) of the Certificate of Designations.

                       Submitted Bids and Submitted Sell Orders are accepted and rejected and shares of the Auction Preferred allocated as provided in paragraph 8(e) of the Certificate of Designations.

                       Auction Agent gives notice of Auction
                       results as set forth in Section 2.4(a)
                       hereof.


     (b) BD agrees to maintain a list of Potential Holders, to contact the Potential Holders on such list on or prior to each Auction Date for the purpose set forth in paragraph 8(b) of the Certificate of Designations.

     (c) BD agrees not to sell, assign or dispose of any shares of the Auction Preferred to any Person who has not delivered or caused to be delivered a signed Purchaser's Letter.

     (d) BD shall submit Orders to the Auction Agent in writing substantially in the form attached hereto as Exhibit D. BD shall submit a separate Order to the Auction Agent for each Potential Holder or Existing Holder on whose behalf BD is submitting an Order and shall not net or aggregate the Orders of different

Potential Holders or Existing Holders on whose behalf BD is submitting Orders.

     (e) BD shall deliver to the Auction Agent (i) a written notice, in substantially the form attached hereto as Exhibit E, of transfers of shares of Auction Preferred made through BD by an Existing Holder to another Person other than pursuant to an Auction and shall deliver or cause to be delivered the related Purchaser's Letter executed by such Person if such Person has not previously so delivered a Purchaser's Letter and (ii) a written notice substantially in the form attached hereto as Exhibit F, of the failure of any shares of the Auction Preferred to be transferred to or by any Person that purchased or sold shares of the Auction Preferred through BD pursuant to an Auction. Any notice delivered pursuant to the terms of the foregoing sentence shall be effective for an Auction only if received by the Auction Agent by 3:00 p.m. on the Business Day preceding the related Auction Date.

     (f) BD has delivered to the Auction Agent its executed Purchaser's Letter. BD (if not an affiliate of the Company) may submit Orders in Auctions for its own account, unless the Company notifies all Broker-Dealers that they may no longer do so, in which case Broker-Dealers may continue to submit for their own accounts only Hold Orders and Sell Orders. Any Broker-Dealer that is an affiliate of the Company may submit Orders in Auctions but only if such Orders are not for its own account, except that if any such affiliated Broker-Dealer holds shares of the Auction Preferred for its own account, it must submit a Sell Order in the next Auction with respect to such shares of the Auction Preferred.

     (g) BD agrees to handle its customers' Orders in accordance with its duties under applicable securities laws and rules.

     Section 2.4. Notices. (a) On each Auction Date, the Auction Agent shall notify BD by telephone as provided in paragraph (a) of the Settlement Procedures. By 11:30 a.m. on the Business Day next succeeding such Auction Date, the Auction Agent shall notify BD in writing of the disposition of all Orders submitted by BD in the Auction held on such Auction Date.

     (b)  BD shall notify each Existing Holder or Potential
Holder on whose behalf BD has submitted an Order as provided in paragraph (b) of the Settlement Procedures and take such other action as is required of BD pursuant to the Settlement
Procedures.

     (c) If the number of days comprising a Short-Term Dividend Period is increased for any series of Auction Preferred with a Short-Term Dividend Period as provided in paragraph 3(b)(v) of the Certificate of Designations, the Auction Agent shall provide

BD with a form of notice of such change not later than five days after the receipt of such form of notice by the Auction Agent from the Company. BD shall mail a copy of such notice (at the address specified in such Existing Holder's Purchaser's Letter) to each Existing Holder which acquired through BD, and, to the knowledge of BD, has not disposed of its shares of the Auction Preferred, at least 10 days prior to both (i) the first day of the Dividend Period preceding the Dividend Period for which such change is to be effective and (ii) the first day of the first Dividend Period for which such change is to be effective.

     (d) If the Term Selection Agent delivers to the Auction Agent a Notice of Long-Term Dividend Period in the form of Exhibit E to the Auction Agent Agreement or delivers a Notice of Revocation in the form of Exhibit F to the Auction Agent Agreement or if the Company delivers a Notice of Removal in the form of Exhibit G to the Auction Agent Agreement, the Auction Agent shall notify each BD by telephone and thereafter deliver such notice to BD as promptly as practicable after its receipt of such notice from the Term Selection Agent or the Company, as the case may be. Promptly after receipt of any such notice, BD shall notify by telephone (at the telephone number specified in such Existing Holder's Purchaser's Letter) each Existing Holder of Auction Preferred which acquired shares of Auction Preferred through BD and, to the knowledge of BD, has not disposed of its shares of Auction Preferred and each Potential Holder which BD contacted in connection with any Auction after receipt of such notice of the contents of such notice.

     (e) If the Company delivers to the Auction Agent a Notice of Cure of Failure to Deposit in the Form of Exhibit H to the Auction Agent Agreement, the Auction Agent shall notify each BD by telephone and thereafter deliver such notice to BD as promptly as practicable after its receipt of such notice from the Company. Promptly after receipt of any such notice, BD shall notify by telephone (at the telephone number specified in such Existing Holder's Purchaser's Letter) each Existing Holder of Auction Preferred which acquired shares of Auction Preferred through BD and, to the knowledge of BD, has not disposed of its shares of Auction Preferred after receipt of such notice of the contents of such notice.

     Section 2.5. Service Charge to Be Paid to BD. Not later than 12:00 noon on the Business Day next succeeding each Auction Date for any series of the Auction Preferred, the Auction Agent shall pay to BD from moneys received from the Company an amount in cash equal to the product of (i)(A) if the next succeeding Dividend Period for such series is a Short-Term Dividend Period the product of (x) a fraction, the numerator of which is the number of days in such Dividend Period (calculated by counting the first day of such Dividend Period but excluding the last day thereof) and the denominator of which is 360, times (y) 1/4 of 1% times (z) $100,000 or (B) if the next succeeding Dividend Period for such series is a Long-Term Dividend Period, the product of
(x) such percentage as agreed to from time to time by the Company and the Term Selection Agents times (y) $100,000 times (ii) the sum of (A) the aggregate number of the shares of such series placed by BD in such Auction that were (x) the subject of Submitted Bids of Existing Holders submitted by BD and continued to be held as a result of such submission and (y) the subject of Submitted Bids of Potential Holders submitted by BD and were purchased as a result of such submission, (B) the aggregate number of shares of such series subject to valid Hold Orders submitted to the Auction Agent by BD and (C) the number of shares of such series that were covered by Hold Orders deemed to have been submitted by Existing Holders pursuant to paragraph 8(c)(iii) of the Certificate of Designations that were acquired by such Existing Holders through BD. For purposes of subclause (ii)(C) of the foregoing sentence, if any Existing Holder who acquired shares of the Auction Preferred through BD transfers those shares to another Person other than pursuant to an Auction, then BD shall continue to be the Broker-Dealer for the shares so transferred; provided, however, that, if the transfer was effected by, or if the transferee is, a Broker-Dealer other than BD, then such other Broker-Dealer shall be the Broker-Dealer for such shares.

     Section 2.6. Settlement. (a) If any Existing Holder on whose behalf BD has submitted a Bid or Sell Order that was accepted in whole or in part fails to instruct its Agent Member to deliver shares of the Auction Preferred against payment therefor, BD shall instruct such Agent Member to deliver to it such shares against payment therefor and BD may deliver to the Potential Holder on whose behalf BD submitted a Bid that was accepted in whole or in part a number of shares of the Auction Preferred that is less than the number of shares of the Auction Preferred specified in such Bid to be purchased by such Potential Holder. Notwithstanding the foregoing terms of this
Section 2.6(a), any delivery or nondelivery of shares of any series of the Auction Preferred which represents any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or nondelivery in accordance with Section 2.3(e) hereof. The Auction Agent shall have no duty or liability with respect to enforcement of this
Section 2.6(a).

     (b) Neither the Auction Agent nor the Company shall have any responsibility or liability with respect to the failure of an Existing Holder, a Potential Holder or its respective Agent Member to deliver shares of the Auction Preferred or to pay for shares of the Auction Preferred sold or purchased pursuant to the Auction Procedures or otherwise.

                           ARTICLE III

                        THE AUCTION AGENT

     Section 3.1.  Duties and Responsibilities.  (a)  The Auction
Agent is acting solely as agent of the Company hereunder and owes no fiduciary duties to any other Person by reason of this Agreement.

     (b) The Auction Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Auction Agent.

     (c) In the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted or for any error of judgment made by it in the performance of its duties under this Agreement. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining the pertinent facts.

     Section 3.2. Rights of the Auction Agent. (a) The Auction Agent may rely on and shall be protected in acting or refraining from acting upon any communication authorized by this Agreement and upon any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document believed by it to be genuine. The Auction Agent shall not be liable for acting upon any telephone communication authorized by this Agreement which the Auction Agent believes in good faith to have been given by the Company or by a Broker-Dealer. The Auction Agent may record, by tape or otherwise, telephone communications with the Company, with BD or both.

     (b) The Auction Agent may consult with counsel, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in good faith reliance thereon.

     (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

     (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys.

     Section 3.3.  Auction Agent's Disclaimer and
Representations. The Auction Agent makes no representation as to the validity or adequacy of this Agreement or the shares of Auction Preferred. The Auction Agent represents that it has been duly organized, is validly existing and is in good standing under the laws of the State of New York; has all necessary corporate powers to execute and deliver this Agreement and to perform the duties imposed on it as Auction Agent herein; and has, in fact, validly executed and delivered this Agreement.


                            ARTICLE IV

                          MISCELLANEOUS

     Section 4.1. Termination. Any party may terminate this Agreement at any time on five days' notice to the other party.

    Section 4.2. Agent Member. At the date hereof, BD is, and shall remain for the terms of this Agreement, a participant in, or member of, the Securities Depository.

     Section 4.3. Communications. Except for (i) communications authorized to be by telephone by this Agreement or the Auction Procedures or (ii) communications in connection with the Auctions (other than those expressly required to be in writing), all notices, requests and other communications to either party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party, addressed to it, at its address or telecopier number set forth below.

               If to BD:


                              Attention:

                              Telecopier No.:
                              Telephone No.:
            If to the
             Auction Agent:   THE BANK OF NEW YORK
                              101 Barclays Street
                              7th Floor
                              New York, New York  10286
                              Attention:  Auction Desk

                              Telecopier No.: (212) 815-3522
                              Telephone No.: (212) 815-3521

or such other address or telecopier number as such party may hereafter specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective
(i) if given by telex, when such telex is transmitted to the telex number specified herein and the appropriate answerback is received or (ii) if given by any other means, when delivered at the address specified herein. Communications shall be given on behalf of BD by a BD Officer and on behalf of the Auction Agent by an Authorized Officer. BD may record telephone communications with the Auction Agent.

     Section 4.4. Entire Agreement. This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or inferred, between the parties relating to the subject matter hereof.

     Section 4.5. Benefits. Nothing in this Agreement, express or implied, shall give to any person, other than the Auction Agent and BD and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim under this Agreement.

     Section 4.6. Amendment; Waiver. (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, cancelled or waived, in whole or part, except by a written instrument signed by duly authorized representatives of the parties hereto.

     (b) Failure of either party to this Agreement to exercise any right or remedy hereunder in the event of a breach of this Agreement by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

     Section 4.7. Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of BD and the Auction
Agent.

     Section 4.8. Severability. If any clause, provision or section of this Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof.

     Section 4.9. Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     Section 4.10.  Governing Law.  This Agreement shall be
governed by and construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                  THE BANK OF NEW YORK


                                  By:
                                     ----------------------------
                                     Name:
                                     Title:


                                  [NAME OF BROKER-DEALER]


                                  By:
                                     ----------------------------
                                     Name:
                                     Title:

                EXHIBIT A OF BROKER-DEALER AGREEMENT

                    CERTIFICATE OF DESIGNATIONS


           [Insert form of Certificate of Designations]

               EXHIBIT B OF BROKER-DEALER AGREEMENT

                      PURCHASER'S LETTER


              [Insert form of Purchaser's Letter]

                EXHIBIT C OF BROKER-DEALER AGREEMENT

                      SETTLEMENT PROCEDURES


                  [Insert Settlement Procedures]

                EXHIBIT D OF BROKER-DEALER AGREEMENT

            (Submit only one Order on this Order form)

                       FORD HOLDINGS, INC.

             FLEXIBLE RATE AUCTION PREFERRED STOCK --
                        SERIES [O][P]

                         ORDER FORM

To:


                                     ------------------------
Date of Auction

     The undersigned Broker-Dealer submits the following Order on behalf of the Bidder listed below:

         Name of Bidder:
                          ------------------------------

     Bidder places the Order listed below covering the number of shares indicated (complete only one blank):

                 shares now held by Bidder (an Existing Holder),
         -----   and the Order is a (check one):

           &     Hold Order; or
                             --
           &     Bid at a rate of      %; or
                                  -----   --
           &     Sell Order;

            -or-

                 shares not now held by Bidder (a Potential
         -----   Holder), and the Order is a:

                 Bid at a rate of      %.
                                  -----
Notes:

     (1) If submitting more than one Order for one Bidder, use additional Order forms.

     (2) If one or more Orders covering in the aggregate more than the number of outstanding shares of Auction Preferred held by any Existing Holder are submitted, such Orders shall be considered valid in the order of priority set forth in the Auction Procedures.

     (3) A Hold Order may be placed only by an Existing Holder covering a number of shares of Auction Preferred not greater than the number of shares currently held by such Existing Holder.

     (4) Potential Holders may make only Bids, each of which must specify a rate. If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate bid with the rate specified.

     (5) Bids may contain no more than three figures to the right of the decimal point (.001 of 1%).

                                   Name
                                   ------------------------------
                                   (Name of Broker-Dealer)


                              By
                                 --------------------------------
                                 Name:
                                 Title:

              EXHIBIT E OF BROKER-DEALER AGREEMENT


      (To be used only for transfers made other than pursuant
                         to an Auction)

                       FORD HOLDINGS, INC.

              FLEXIBLE RATE AUCTION PREFERRED STOCK --
                        SERIES [O][P]

                        TRANSFER FORM

                the Existing Holder named below;
          -----
                the Agent Member for such Existing Holder; or
          -----
                the Broker-Dealer for such Existing Holder
          -----

     We hereby notify you that such Existing Holder has transferred:

               shares of the Series [O][P] Auction Preferred
         ----- transferred



                        Name
                              ----------------------------
                              (Name of Existing Holder)

                        By
                             ----------------------------------
                              Name:
                              Title:



                              ---------------------------------
                              (Name of Agent Member or
                                Broker-Dealer)



                         By
                            -----------------------------------
                             Name:
                             Title:

                 EXHIBIT F OF BROKER-DEALER AGREEMENT


              (To be used for failures to deliver shares of
             Auction Preferred sold pursuant to an Auction)

                         FORD HOLDINGS, INC.

                        FLEXIBLE RATE AUCTION
                    PREFERRED STOCK--SERIES [O][P]

                   NOTICE OF A FAILURE TO DELIVER

Complete either I or II
- -----------------------

I.   We are a Broker-Dealer for                       (the
     "Purchaser"), which purchased           shares of the
      Series [O][P] Auction Preferred in the Auction held on
                       from                       (the
      "Seller").

II.   We are a Broker-Dealer for                       (the
      "Seller"), which sold           shares of the Series
      [O][P] Auction Preferred in the Auction held on
                       to                       (the
      "Purchaser").

       We hereby notify you that (check one):

              the Seller failed to deliver such shares of the Auction Preferred to the Purchaser.

              the Purchaser failed to make payment to the Seller upon delivery of such shares of the Auction
       Preferred.


                           Name
                                ------------------------------
                                (Name of Broker-Dealer)


                           By
                               --------------------------------
                               Name:
                               Title:

                                                                  Exhibit B
                                                                  ---------

                CERTIFICATE OF THE DESIGNATIONS, PREFERENCES
                 AND RELATIVE, PARTICIPATING, OPTIONAL OR
               OTHER SPECIAL RIGHTS, AND THE QUALIFICATIONS,
                  LIMITATIONS OR RESTRICTIONS THEREOF, OF

                   FLEXIBLE RATE AUCTION PREFERRED STOCK,
                           SERIES O AND SERIES P

                                    OF

                             FORD HOLDINGS, INC.

                     ---------------------------------

     Pursuant to Section 151(g) of the General Corporation Law
                      of the State of Delaware

                 ----------------------------------


     FORD HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies that the following resolution was adopted by the Board of Directors and by the Certificate of Designations Committee, pursuant to authority conferred on the Certificate of Designations Committee by the Board of Directors:

     RESOLVED, that two new series of Preferred Stock of the Corporation are hereby created and established, and the designation and amount thereof and the voting powers, preferences and relative, participating and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

     1. Designation; Amount and Series. The Preferred Stock created hereby shall consist of 1,000 shares of flexible rate auction preferred stock issuable in the following Series: 500 shares designated "Flexible Rate Auction Preferred Stock--Series O Preferred" ("Series O Preferred") and 500 shares designated "Flexible Rate Auction Preferred Stock--Series P Preferred" ("Series P Preferred")(the Series O Preferred and the Series P Preferred are collectively referred to as "Auction Preferred" or the "Preferred Stock").

     Each share of each separate Series of Auction Preferred shall be identical and equal in all aspects to every other share of such Series, and the shares of all of the Series shall, except as expressly provided in this Certificate of Designations, be identical and equal in all respects.

     2. Definitions. Unless the context or use indicates another or different meaning or intent, the following terms shall have the following meanings, whether used in the singular or plural:

     "60-day 'AA' Composite Commercial Paper Rate," on any date, means (i) the interest equivalent of the 60-day rate on commercial paper placed on behalf of issuers whose corporate bonds are rated "aa" by Moody's or AA by Standard & Poor's or the equivalent of such rating by another rating agency, as such 60-day rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date, or (ii) in the event that the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the interest equivalent of the 60-day rate on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by the Commercial Paper Dealers to the Auction Agent for the close of business on the Business Day immediately preceding such date. If any Commercial Paper Dealer does not quote a rate required to determine the 60-day "AA" Composite Commercial Paper Rate, the 60-day "AA" Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer or Commercial Paper Dealers and any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Corporation to provide such rate or rates not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers, as the case may be, or, if the Corporation does not select any such Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers, by the remaining Commercial Paper Dealer or Commercial Paper Dealers. If the Board of Directors of the Corporation shall make the adjustment referred to in the second sentence of paragraph 3(b)(v), then (i) if the Dividend Period Days shall be fewer than 70 days, such rate shall be the interest equivalent of the 60-day rate on such commercial paper, (ii) if the Dividend Period Days shall be 70 or more days but fewer than 85 days, such rate shall be the arithmetic average of the interest equivalent of the 60-day and 90-day rates on such commercial paper and (iii) if the Dividend Period Days shall be 85 or more days but fewer than 99 days, such rate shall be the interest equivalent of the 90-day rate on such commercial paper. For purposes of such definition, "interest equivalent" of a rate stated on a discount basis (a "discount rate") for commercial paper of a given day's maturity shall be equal to the quotient of (A) the discount rate divided by (B) the difference between (x) 1.00 and (y) a fraction the numerator of which shall be the product of the discount rate times the number of days in which such commercial paper matures and the denominator of which shall be 360.

     "Affiliate" means any Person controlled by, in control of, or under common control with, the Corporation.

     "Applicable 'AA' Composite Commercial Paper Rate" means, for any Long-Term Dividend Period on any date, (A) in the case of any Long-Term Dividend Period of less than 70 days, the interest equivalent of the 60-day rate, (B) in the case of any Long-Term Dividend Period of 70 days or more but less than 85 days, the arithmetic average of the interest equivalent of the 60-day and 90-day rates, (C) in the case of any Long-Term Dividend Period of 85 days or more but less than 120 days, the interest equivalent of the 90-day rate, (D) in the case of any Long-Term Dividend Period of 120 days or more but less than 148 days, the arithmetic average of the interest equivalent of the 90-day and 180-day rates, (E) in the case of any Long-Term Dividend Period of 148 days or more but less than 210 days, the interest equivalent of the 180-day rate, (F) in the case of any Long-Term Dividend Period of 210 days or more but less than 238 days, the arithmetic average of the interest equivalent of the 180-day and 270-day rates and (G) in the case of any Long-Term Dividend Period of 238 or more days, the interest equivalent of the 270-day rate, on commercial paper placed on behalf of issuers whose corporate bonds are rated "aa" by Moody's, AA by Standard & Poor's, or the equivalent of such rating by another rating agency, as made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date or in the event that the Federal Reserve Bank of New York does not make available any such rate, then the arithmetic average of such rates, as quoted on a discount basis or otherwise, by Commercial Paper Dealers, to the Auction Agent for the close of business on the Business Day next preceding such date. If any Commercial Paper Dealer does not quote a rate required to determine the "AA" Composite Commercial Paper Rate, the "AA" Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer or Commercial Paper Dealers and any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Corporation to provide such rate or rates not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers, as the case may be, or, if the Corporation does not select any such Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers, by the remaining Commercial Paper Dealer or Commercial Paper Dealers. For purposes of this definition, the "interest equivalent" means the equivalent yield on a 360-day basis of a discount-basis security to an interest-bearing security.

     "Applicable Rate" means the rate per annum at which dividends are payable on a Series for any Dividend Period for such Series established pursuant to paragraph 3(c) hereof.

     "Applicable Treasury Rate" on any date, with respect to any Series of Auction Preferred with a Long-Term Dividend Period of one year or more, means the interest equivalent of the rate for direct obligations of the United States Treasury having an original maturity which is equal to, or next lower than, the length of such Long-Term Dividend Period, as published weekly by the Federal Reserve Board in "Federal Reserve Statistical Release H.15 (519)--Selected Interest Rates," or any successor publication by the Federal Reserve Board within five Business Days preceding such date. In the event that the Federal Reserve Board does not publish such weekly per annum interest rate, or if such release is not yet available, the Applicable Treasury Rate shall be the arithmetic mean of the secondary market bid rates as of approximately
3:30 p.m., New York City time, on the Business Day next preceding such date of the U.S. Government Securities Dealers obtained by the Auction Agent (in the case of a determination of the Applicable Treasury Rate on any Auction Date) or the Corporation (in the case of a determination of such rate on any other day) for the issue of direct obligations of the United States Treasury, in an aggregate principal amount of at least $1,000,000, with a remaining maturity equal to, or next lower than, the length of such Long-Term Dividend Period. If any U.S. Government Securities Dealer does not quote a rate required to determine the Applicable Treasury Rate, the Applicable Treasury Rate shall be determined on the basis of the quotation or quotations furnished by the remaining U.S. Government Securities Dealer or Dealers or any Substitute U.S. Government Securities Dealer or Dealers selected by the Corporation to provide such rate or rates not being supplied by any U.S. Government Securities Dealer or Dealers, as the case may be, or, if the Corporation does not select any such Substitute U.S. Government Securities Dealer or Dealers, by the remaining U.S. Government Securities Dealer or Dealers; provided that, in the event the Corporation is unable to cause such quotations to be furnished to the Auction Agent (or, if applicable, to the Corporation) by such sources, the Corporation may cause the Applicable Treasury Rate to be furnished to the Auction Agent (or, if applicable, to the Corporation) by such alternative source or sources as the Corporation in good faith deems to be reliable. For purposes of this definition, the "interest equivalent" of a rate stated on a discount basis shall be equal to the quotient of (A) the discount rate divided by (B) the difference between 1.00 and the discount rate.

     "Auction" means each periodic operation of the Auction
Procedures.

     "Auction Agent" means The Bank of New York, unless or until another bank or trust company has been appointed as such by a resolution of the Board of Directors of the Corporation.

     "Auction Date" has the meaning specified in paragraph
8(a)(iv) below.

     "Auction Preferred" or "Preferred Stock" means all of the Series.

     "Auction Procedures" means the procedures for conducting
Auctions set forth in paragraph 8 below.

     "Board of Directors" means the Board of Directors of the Corporation or, unless the context otherwise requires, an authorized committee thereof.

     "Business Day" means a day on which the New York Stock
Exchange is open for trading and which is not a day on which banks in the State of New York are authorized or obligated by law or executive order to close.

     "Cash-Out Merger" has the meaning specified in Section
4(b) hereof.

     "Certificate of Designations Committee" means the committee of the Board of Directors on which the Board of Directors has conferred authority to fix the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of Auction Preferred.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commercial Paper Dealers" means Goldman, Sachs & Co., Lehman Commercial Paper Incorporated, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated or, in lieu of any thereof, their respective affiliates or successors.

     "Common Stock" means all shares now or hereafter issued of the class of common stock of the Corporation presently authorized and any other shares of stock into which such stock may hereafter be exchanged from time to time.

     "Corporation" means Ford Holdings, Inc., a Delaware corporation, or its successor.

     "Date of Original Issue" means, as to any share, the date on which the Corporation initially issues such share of Auction
Preferred.

     "Default Period" has the meaning specified in Section
5(c)(i) hereof.

     "Dividend Payment Date" has the meaning specified in
Section 3(b)(vi) hereof.

     "Dividend Period" has the meaning set forth in paragraph
3(b)(vii) below.

     "Dividend Period Days" has the meaning set forth in paragraph 3(b)(v) below.

     "Dividend Quarter" has the meaning set forth in paragraph
3(b)(vi) below.

     "Failure to Deposit" means, with respect to any Series of Auction Preferred, the failure by the Corporation to irrevocably deposit with the Paying Agent sufficient funds for the payment of such dividends and to give the Paying Agent irrevocable instructions to apply such funds and, if applicable, the income and proceeds therefrom, to the payment of such dividends not later than noon on the Business Day immediately preceding each Dividend Payment Date with respect to which dividends on such shares of Auction Preferred.

     "Flexible Rate Auction Preferred Stock" means the Flexible Rate Auction Preferred Stock (Exchange), Series A, Series B, Series C, Series D, Series E, Series F, Series G, Series H, Series I, Series J and Series K and the Flexible Rate Auction Preferred Stock, Series L, Series M and Series N, par value $1.00 per share, liquidation preference $100,000 per share, previously issued by the Corporation.

     "Holder" or "holder" means, when used with respect to Auction Preferred, the Flexible Rate Auction Preferred Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Parity Preferred or the Voting Preferred, the holder of such shares as the same appears on the Stock Books.

     "Initial Dividend Payment Date" has the meaning set forth in paragraph 3(b)(vii) below.

     "Junior Liquidation Stock" has the meaning specified in
Section 4(a) hereof.

     "Junior Stock" shall have the meaning specified in Section
3(d)(ii) hereof.

     "LIBOR" means, on any date for any Dividend Period, the arithmetic average (rounded to the next higher 1/16 of 1%), computed by the Auction Agent of the following rates per annum or arithmetic averages thereof quoted by each of the principal London offices of the Reference Banks, at which United States dollar deposits in the amount of U.S. $10,000,000 are offered by such Reference Banks (i) in the case of any Dividend Period with Dividend Period Days of less than 30 days, the one-month rate, (ii) in the case of any Dividend Period with Dividend Period Days of 30 days or more but less than 70 days, the two-month rate, (iii) in the case of any Dividend Period with Dividend Period Days of 70 or more days but less than 85 days, the two-month and three-month rates and (iv) in the case of any Dividend Period Days of 85 or more but less than 98 days or in case a Failure to Deposit occurs during a Long-Term Dividend Period, the three-month rate, to leading banks in the London interbank market at approximately 11:00 a.m. (London time) on the first day of such Dividend Period (or Dividend Quarter), or if such day is not a day on which dealings in United States dollars are transacted in the London interbank market, then on the next preceding day on which such dealings are transacted in such market. If any Reference Bank does not quote a rate required to determine LIBOR, LIBOR shall be determined on the basis of the quotations furnished by the remaining Reference Bank or Reference Banks and any Substitute Reference Bank or Substitute Reference Banks selected by the Corporation to provide such quotation or quotations not being supplied by any Reference Bank or Reference Banks, as the case may be, or, if the Corporation does not select any Substitute Reference Bank or Substitute Reference Banks, by the remaining Reference Bank or Reference Banks.

     "Liquidation Preferred" has the meaning specified in
Section 4(d) hereof.

     "Long-Term Dividend Period" has the meaning set forth in paragraph 3(b)(vii) below.

     "Maximum Applicable Rate", with respect to any Series with a Short-Term Dividend Period, at any Auction shall be the rate obtained by multiplying the 60-day "AA" Composite Commercial Paper Rate on the date of such Auction, and with respect to any Series with a Long-Term Dividend Period, the Maximum Applicable Rate at any Auction shall be the rate obtained by multiplying the Reference Rate, in each case, by a percentage determined as set forth below based on the lower of the credit rating or ratings assigned to the Auction Preferred by Moody's and Standard & Poor's (or if Moody's or Standard & Poor's or both shall not make such rating available, the equivalent of either or both of such ratings by a Substitute Rating Agency or two Substitute Rating Agencies or, in the event that only one such rating shall be available, the percentage shall be based on such rating).

      Credit Rating                                Applicable Percentage of
- ----------------------------                         60-day "AA" Composite
                            Standard &               Commercial Paper Rate
Moody's                      Poor's                    or Reference Rate
- -------                  -----------------         ------------------------
[S]                      [C]                       [C]
"aa3" or Above           AA- or Above               150%
"a3" to  "a1"            A- to A+                   200%
"baa3" to "baa1"         BBB- to BBB+               225%
Below "baa3"             Below BBB-                 250%


The Corporation shall take all reasonable action necessary to enable Moody's and Standard & Poor's to provide a rating for each Series of Auction Preferred. If either Moody's or Standard & Poor's shall not make such rating available or neither Moody's nor Standard & Poor's shall make such a rating available, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and Lehman Brothers Inc. or their affiliates and successors, after consultation with the Corporation, shall select a Substitute Rating Agency or two Substitute Rating Agencies.

     "Merger Premium" has the meaning set forth in paragraph
3(b)(viii) below.

     "Minimum Holding Period" has the meaning set forth in paragraph 3(b)(v) below.

     "Moody's" means Moody's Investors Service, Inc., or its successor, so long as such agency (or successor) is in the business of rating securities of the type of the Auction Preferred and, if such agency is not in such business, then a Substitute Rating Agency.

     "Non-Auction Rate" has the meaning set forth in paragraph 3(c)(i) below.

     "Normal Dividend Payment Date" has the meaning set forth in paragraph 3(b)(ii) below.

     "Notice of Long-Term Dividend Period" has the meaning set forth in paragraph 3(b)(viii) below.

     "Notice of Removal" has the meaning set forth in paragraph
3(b)(viii) below.

     "Notice of Revocation" has the meaning set forth in paragraph 3(b)(viii) below.

     "Outstanding" means, as of any date, shares of Auction Preferred, Voting Preferred or Parity Preferred, as the case may be, theretofore issued by the Corporation except, without duplication, (i) any shares of Auction Preferred, Voting Preferred or Parity Preferred, as the case may be, theretofore cancelled or delivered for cancellation by the Corporation,
(ii) any shares of Auction Preferred, Voting Preferred or Parity Preferred, as the case may be, represented by any certificate in lieu of which a new certificate has been executed and delivered by the Corporation and (iii) any shares of Auction Preferred, Voting Preferred or Parity Preferred, as the case may be, held by the Corporation as treasury stock.

     "Parity Preferred" has the meaning specified in Section
5(a) hereof.

     "Paying Agent" means the Auction Agent unless another bank or trust company has been appointed for such purpose by resolution of the Board of Directors of the Corporation.

     "Person" means and include an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity.

     "Rating Agencies" means Moody's and Standard & Poor's.

     "Reference Banks" means The Chase Manhattan Bank (National
Association), Morgan Guaranty Trust of New York and National
Westminster Bank PLC, or, in lieu of any thereof, their respective affiliates or successors.

     "Reference Rate" means for Long-Term Dividend Periods
(i) from 50 days to 270 days, the Applicable "AA" Composite Commercial Paper Rate, (ii) from 270 days to one year, the higher of the 270-day Applicable "AA" Composite Commercial Paper Rate and the one-year Applicable Treasury Rate and
(iii) from one year to 10 years, the Applicable Treasury Rate.

     "Regular Preferred Directors" has the meaning set forth in paragraph 5(a) below.

     "Series" means either of Series O Preferred or Series P
Preferred of the Auction Preferred authorized by this Certificate of Designations.

     "Series A Preferred Stock" means the Series A Cumulative
Preferred Stock, par value $1.00 per share, liquidation preference $100,000 per share, of the Corporation.

     "Series B Preferred Stock" means the Series B Cumulative
Preferred Stock, par value $1.00 per share, liquidation preference $100,000 per share, of the Corporation.

     "Series C Preferred Stock" means the Series C Cumulative
Preferred Stock, par value $1.00 per share, liquidation preference $100,000 per share, of the Corporation.

     "Series D Preferred Stock" means the Series D Cumulative
Preferred Stock, par value $1.00 per share, liquidation preference $100,000 per share, of the Corporation.

     "Short-Term Dividend Period" has the meaning set forth in paragraph 3(b)(vii) below.

     "Special Preferred Directors" has the meaning specified in
Section 5(c)(i) hereof.

     "Standard & Poor's" means Standard & Poor's Ratings Group, or its successor, so long as such agency (or successor) is in the business of rating securities of the type of the Auction Preferred and, if such agency is not in such business, then a Substitute Rating Agency.

     "Stock Books" means the stock transfer books of the Corporation maintained by the Paying Agent.

     "Substitute Commercial Paper Dealer" means CS First Boston
Corporation or PaineWebber Incorporated, or, in lieu of each thereof, their respective affiliates or successors.

     "Substitute Rating Agency" means a nationally recognized statistical rating organization (as that term is used in the rules and regulations of the Securities Exchange Act of 1934) selected by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and Lehman Brothers Inc. after consultation with the Corporation.

       "Substitute Reference Bank" means the principal London offices of Citibank, N.A., Deutsche Bank Aktiengesellschaft or Swiss Bank Corporation or, in lieu thereof, their respective successors, or, if none of such Substitute Reference Banks are engaged in dealings in United States dollars in the London interbank market, then a bank or banks selected by the Corporation, engaged in dealings in United States dollars in the London interbank market.

     "Substitute U.S. Government Securities Dealer" means the
CS First Boston Corporation or PaineWebber Incorporated, or, in lieu of each thereof, their respective affiliates or successors.

     "Term Selection Agent" means, collectively, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and Lehman Brothers Inc., unless or until another investment banking firm has been appointed as such by a resolution of the Board of Directors of the Corporation.

     "U.S. Government Securities Dealer" means Goldman, Sachs & Co., Lehman Government Securities Incorporated, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated or, in lieu of any thereof, their respective affiliates or successors.

     "Voting Preferred" has the meaning specified in Section
5(b) hereof.

     3. Dividends. (a) Holders of shares of Auction Preferred shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of surplus, or funds legally available therefor, cumulative cash dividends at the Applicable Rate determined as set forth in paragraph 3(c)(i) below, and no more, payable on the respective dates set forth below.

     (b)(i) Dividends on the shares of each Series shall accumulate at the respective Applicable Rates for such Series (whether or not declared) from the Date of Original
     Issue.

     (ii) Dividends on the shares of each Series with a Short-Term Dividend Period shall be payable commencing on the Initial Dividend Payment Date for such Series and thereafter except as provided below in this paragraph 3(b), on each seventh Wednesday with respect to Series O Preferred and Series P Preferred following the preceding Dividend Payment Date for such Series. Dividends on the shares of each Series with a Long-Term Dividend Period shall be payable, except as provided below in this paragraph 3(b), on the last day of such Long-Term Dividend Period and, if occurring prior to the last day of such Long-Term Dividend Period, on the first day of the fourth month after the commencement of such Long-Term Dividend Period and on the first day of each succeeding third month thereafter. Each day on which dividends on shares of a Series would be payable as determined as set forth in this clause (ii) but for the provisions set forth below in this paragraph 3(b) is referred to herein as a "Normal Dividend Payment Date."

     (iii) In the case of dividends payable on the shares of a Series with a Short-Term Dividend Period, if:

          (A)(I) The Securities Depository shall continue to make available to its members and participants the amounts due as dividends on the shares of such Series in immediately available funds on the dates on which such dividends are payable and (II) a Normal Dividend Payment Date for such Series is not a Business Day, then dividends shall be payable on the first Business Day following such Normal Dividend Payment Date; or

          (B)(I) The Securities Depository shall make available to its members and participants the amounts due as dividends on the shares of such Series in next-day funds on the dates on which such dividends are payable (and the Securities Depository shall have so advised the Auction Agent) and (II) a Normal Dividend Payment Date for such Series is not a Business Day, or the day next succeeding such Normal Dividend Payment Date is not a Business Day, then dividends shall be payable on the first Business Day preceding such Normal Dividend Payment Date that is next succeeded by a Business Day.

     (iv) In the case of dividends payable on the shares of a Series with a Long-Term Dividend Period, if:

     (A)(I) The Securities Depository shall continue to make available to its members and participants the amounts due as dividends on the shares of such Series in immediately available funds on the dates on which such dividends are payable and (II) a Normal Dividend Payment Date for such Series is not a Business Day, then dividends shall be payable on the first Business Day following such Normal Dividend Payment Date; or

    (B)(I) The Securities Depository shall make available to its members and participants the amounts due as dividends on the shares of such Series in next-day funds on the dates on which such dividends are payable (and the Securities Depository shall have so advised the Auction Agent) and
    (II) a Normal Dividend Payment Date for such Series is not a Business Day, or the day next succeeding such Normal Dividend Payment Date is not a Business Day, then dividends shall be payable on the first Business Day following such Normal Dividend Payment Date that is next succeeded by a Business Day.

    (v) Notwithstanding the foregoing, if the date on which dividends on the shares of any Series would be payable as determined as set forth in clause (ii), (iii) or (iv) above is a day that would result in the number of days between successive Auction Dates for such Series (determined by including the first Auction Date and excluding the second Auction Date) not being at least equal to the then current

    Minimum Holding Period, then dividends on such shares shall be payable, if either clause (iii)(A) or (iv)(A) above would be applicable to such Series, on the first Business Day following such day on which dividends would be so payable or, if either clause (iii)(B) or (iv)(B) above would be applicable to such Series, on the first Business Day following such date on which dividends would be so payable that is next succeeded by a Business Day, that in either case results in the number of days between such successive Auction Dates for such Series (determined as set forth above) being at least equal to the then current Minimum Holding Period.


   In addition, notwithstanding the foregoing, in the event of a change in law altering the minimum holding period (the "Minimum Holding Period") required for corporate taxpayers generally to be entitled to the dividends received deduction for federal income tax purposes in respect of dividends (other than extraordinary dividends) paid on preferred stock held by non-affiliated corporations, the Board of Directors of the Corporation may adjust the period of time between Dividend Payment Dates for each Series so as to adjust uniformly the number of days (such number of days without giving effect to the provisions in clauses (iii) and
   (iv) above being hereinafter referred to as "Dividend Period Days") in Dividend Periods for each Series commencing after the date of such change in law to equal or exceed the then current Minimum Holding Period, provided that the number of Dividend Period Days shall not exceed by more than nine days the length of such then current Minimum Holding Period and shall be evenly divisible by seven, and the maximum number of Dividend Period Days in no event shall exceed 98 days. Upon any such change in the number of Dividend Period Days as a result of a change in law, the Corporation shall mail notice of such change by first-class mail, postage prepaid, to the Auction Agent and the Paying Agent and to each Existing Holder.


   (vi) Each date on which dividends on the shares of a Series shall be payable as determined as set forth above shall be referred to herein as a "Dividend Payment Date" for such Series. If applicable, the period from the preceding Dividend Payment Date to the next Dividend Payment Date for any Series with a Long-Term Dividend Period is herein referred to as a "Dividend Quarter." Although any particular Dividend Payment Date for a Series may not occur on the originally scheduled Normal Dividend Payment Date for such Series because of the foregoing provisions, each succeeding Dividend Payment Date for such Series shall be, subject to such provisions, the date determined as set forth in clause (ii) above as if each preceding Dividend Payment

   Dates had occurred on the respective originally scheduled
   Normal Dividend Payment Date.


   (vii) The Initial Dividend Payment Dates for the initial Dividend Periods for Series O Preferred shall be August 16, 1995 and for Series P Preferred shall be August 30, 1995. After the initial Dividend Period for each Series, each subsequent Dividend Period for such Series (except for the adjustments for non-Business Days provided in clauses (iii) and (iv) above) shall be 49 days (each such 49-day period, subject to any adjustment as a result of a change in law lengthening the Minimum Holding Period as provided in clause (v) above, being referred to herein as a "Short-Term Dividend Period"), unless as provided in clause (viii) below, the Term Selection Agent specifies that any such subsequent Dividend Period shall be a Dividend Period of any specified number of days greater than a Short-Term Dividend Period and consisting of a whole number of weeks (each such period being referred to herein as a "Long-Term Dividend Period," and each such Short-Term Dividend Period and Long-Term Dividend Period (together with the periods commencing on the Date of Original Issue and ending on the respective Initial Dividend Payment Dates for each Series) being referred to herein as a "Dividend Period"). After the Initial Dividend Period for a Series, each successive Dividend Period for such Series shall commence on the Dividend Payment Date ending the preceding Dividend
   Period and shall end (i) in the case of any Series with a Short-Term Dividend Period, on the next Dividend Payment Date for such Series and (ii) in the case of any Series with a Long-Term Dividend Period, on the last day of the Long-Term Dividend Period specified by the Term Selection Agent in the related notice of Long-Term Dividend Period.

   (viii) Not less than 5 and not more than 20 days prior to an Auction Date for any Series and based on the criteria set forth below, the Term Selection Agent may give telephonic and written notice to the Corporation, the Auction Agent, the Paying Agent and the Securities Depository that the next succeeding Dividend Period for such Series will be longer than a Short-Term Dividend Period (a "Notice of Long-Term Dividend Period"). Such notice will specify the next succeeding Dividend Period for such Series as a Long-Term Dividend Period, which may be any period designated by the Term Selection Agent greater than the Short-Term Dividend Period and consisting of a whole number of weeks and whether such shares shall be entitled under the circumstances set forth in paragraph 5(e)(iii) to a premium upon consolidation or merger of the Corporation with or into any other corporation ("Merger Premium"), provided that the Term Selection Agent may not give a Notice of Long-Term Dividend Period (including any Merger Premium) for such Series (and any such notice shall be null and void) unless Sufficient Clearing Bids were made in the last occurring Auction for such Series and full cumulative dividends for all Series and for all series of the Flexible Rate Auction Preferred Stock payable prior to such date have been paid in full. The Term Selection Agent shall state in each Notice of Long-Term Dividend Period (i) that the next succeeding Dividend Period for such Series shall be a Long-Term Dividend Period, (ii) the term thereof and (iii) whether such shares shall be entitled under the circumstances set forth in paragraph 5(e)(iii) to a Merger

   Premium in the event of a merger or consolidation. The Term Selection Agent may establish a Long-Term Dividend Period (including any Merger Premium) for the shares of a Series of Auction Preferred, if the Term Selection Agent determines that such Long-Term Dividend Period (including any Merger Premium), in its sole opinion, provides the Corporation with the most favorable financing alternative based upon the following: (i) short-term and long-term market rates and indices of such short-term and long-term rates, (ii) the amounts, maturities and interest or dividend rates on the then outstanding securities of the Corporation or its subsidiaries, (iii) market supply and demand for short-term and long-term securities, (iv) yield curves for short-term and long-term securities comparable to the shares of Auction Preferred, (v) industry and financial conditions which may affect the shares of Auction Preferred including the Term Selection Agent's expectations with respect thereto,
   (vi) current tax laws and administrative interpretations with respect thereto, (vii) the number of shares of Auction Preferred and Flexible Rate Auction Preferred Stock Outstanding on the next Auction Date and (viii) the number of potential purchasers. Any Notice of Long-Term Dividend Period may be revoked by the Term Selection Agent on or prior to the second Business Day prior to the related Auction by telephonic and written notice (a "Notice of Revocation") to the Corporation, the Auction Agent, the Paying Agent and the Securities Depository, specifying that the Term Selection Agent has determined that because of subsequent changes in any of the foregoing factors, such Long-Term Dividend Period would not result in the most favorable financing alternative for the Corporation, and shall be deemed to have been revoked if on or prior to the second Business Day prior to the related Auction, the Term Selection Agent shall have been removed and the Corporation shall have given written and telephonic notice of such removal ("Notice of Removal") to the Auction Agent, the Paying Agent and the Securities Depository. Except with respect to a Notice of Long-Term Dividend Period that is deemed to be revoked, any Long-Term Dividend Period specified by the Term Selection Agent for each Series of

   Auction Preferred and any revocation thereof shall be conclusive and binding on the Corporation and the Holders.

     The Corporation may remove the Term Selection Agent for any Series of Auction Preferred upon 5 days' written notice.
If there is no Term Selection Agent with respect to any Dividend Period, then such Dividend Period shall be a Short-Term Dividend Period.

     If the Term Selection Agent does not give a Notice of Long-Term Dividend Period with respect to the next succeeding Dividend Period for any Series of Auction Preferred or has given a Notice of Long-Term Dividend Period but has also delivered a Notice of Revocation with respect thereto or such Notice of Long-Term Dividend Period shall be deemed to have been revoked, such next succeeding Dividend Period shall be a Short-Term Dividend Period. In addition, in the event the Term Selection Agent has given a Notice of Long-Term Dividend Period with respect to the next succeeding Dividend Period for any Series of Auction Preferred and has not given a Notice of Revocation with respect thereto and such Notice of Long-Term Dividend Period shall not have been deemed revoked, but Sufficient Clearing Bids are not made in the related Auction for such Series or such Auction is not held for any reason, such next succeeding Dividend Period shall, notwithstanding such Notice of Long-Term Dividend Period, be a Short-Term Dividend Period and the Term Selection Agent may not again give a Notice of Long-Term Dividend Period (and any such notice shall be null and void) for such Series until Sufficient Clearing Bids have been made in an Auction with respect to a Short-Term Dividend Period for such Series.


     (ix) Not later than noon on the Business Day immediately preceding each Dividend Payment Date with respect to which dividends on any shares of Auction Preferred have been declared, the Corporation shall irrevocably deposit with the Paying Agent sufficient funds for the payment of such dividends and shall give the Paying Agent irrevocable instructions to apply such funds and, if applicable, the income and proceeds therefrom, to the payment of such dividends.

     (x) Each dividend on the shares of any Series declared by the Board of Directors of the Corporation shall be paid to Holders of such shares as such Holders' names appear on the Stock Books on the related record date, which shall be the opening of business on the Business Day immediately preceding the Dividend Payment Date for such dividend. Subject to paragraph 3(d)(i) below, dividends on the shares of any Series of Auction Preferred in arrears for any past Dividend Period (and for any past Dividend Quarter during a Long-Term Dividend Period) may be declared by the Board of Directors of the Corporation and paid on any date fixed by the Board of Directors of the Corporation, on a regular Dividend Payment Date or otherwise, to Holders of such shares as such Holders' names appear on the Stock Books on the related record date fixed by the Board of Directors of the Corporation, which shall not be more than 15 days before the date fixed for the payment of such dividends.

       (c)(i)(A) The initial Dividend Rate for the initial Dividend Period for Series O Preferred shall be 4.515% per annum and for Series P Preferred shall be 4.515% per annum. The dividend rate on the shares of each Series for each subsequent Dividend Period shall be the rate per annum determined for such Series pursuant to paragraph 8 below; provided, however, that in the event that an Auction for any Dividend Period for any Series is not held for any reason (other than as a result of the existence of a Failure to Deposit on the Auction Date for such Dividend Period), the dividend rate on the shares of such Series for such Dividend Period shall be the Non-Auction Rate on the Auction Date with respect to such Dividend Period. The "Non-Auction Rate" for any Series on an Auction Date for such Series shall be the greater of (x) the Applicable Rate in effect for such Series immediately prior to such Auction Date or (y) the Maximum Applicable Rate in effect on such Auction Date for a Short-Term Dividend Period, regardless of whether an Auction is held. The dividend rate on the shares of any Series for any Dividend Period or part thereof determined as set forth in this paragraph 3(c) is referred to herein as the "Applicable Rate" for such Series for such Dividend Period or part thereof.

         (B) In the event a Failure to Deposit occurs prior to the beginning of a Dividend Period and is not cured in accordance with the next succeeding sentence, Auctions for such Series will be suspended, until such time as set forth below, and the Applicable Rate for shares of such Series for each Dividend Period (until Auctions are resumed) commencing after such Failure to Deposit shall be equal to 200% of LIBOR on the first day of each such Dividend Period and each such Dividend Period shall be a Short-Term Dividend Period. Any such Failure to Deposit with respect to the shares of any Series shall be deemed cured if by 12:00 noon, New York City time, on the third Business Day next succeeding any such Failure to Deposit, the Corporation shall have deposited with the Auction

         Agent all accumulated and unpaid dividends on the shares of such Series, including the full amount of any dividends to be paid with respect to the Dividend Period with respect to which such Failure to Deposit occurred, plus an amount computed by multiplying (i) 200% of the 60-Day "AA" Composite Commercial Paper Rate for the Dividend Period during which such Failure to Deposit occurred on the Dividend Payment Date for such Dividend Period by (ii) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit is not cured in accordance with this sentence (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the aggregate liquidation preference of the shares of such Series then outstanding.

          (C) In the event a Failure to Deposit occurs during a Long-Term Dividend Period, the Applicable Rate for such Dividend Period shall remain unchanged, and an additional amount computed by multiplying (i) 200% of LIBOR on the date on which such Failure to Deposit occurred by (ii) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit is not cured (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against accumulated dividends not paid when due, shall accumulate as additional dividends on the shares of such Series of Auction Preferred. In the event that such Failure to Deposit is not cured prior to the next succeeding Auction Date for shares of such Series, Auctions for such Series shall be suspended, the next succeeding Dividend Period shall be a Short-Term Dividend Period and the Applicable Rate shall be equal to 200% of LIBOR on the first day of such Dividend Period. Thereafter until such Failure to Deposit shall have been cured and full and cumulative dividends on the shares of such Series shall have been paid in full or the Board of Directors of the Corporation shall have declared a dividend in such amount and funds sufficient for the payment thereof shall have been irrevocably deposited with the Paying Agent, each subsequent Dividend Period and Applicable Rate for such Series will be determined pursuant to the next preceding paragraph.


         (D) If prior to an Auction Date for shares of such Series, full and cumulative dividends shall have been paid in full or the Board of Directors of the Corporation shall have declared a dividend in such amount and funds sufficient for the payment thereof shall have been irrevocably deposited with the Paying Agent, Auctions for such Series will resume.

   (ii) The amount of dividends per share of any Series of the Auction Preferred payable for each Dividend Period (or for each Dividend Quarter during any Long-Term Dividend Period) for any such Series shall be computed by multiplying the Applicable Rate for each Dividend Period (or Dividend Quarter) by a fraction the numerator of which shall be the number of days in the Dividend Period (or Dividend Quarter) (calculated by counting the first day thereof but excluding the last day thereof) such share was outstanding and the denominator of which shall be 360 and multiplying the amount so obtained by $100,000.


   (d)(i) Except as hereinafter provided, no dividends shall be declared or paid or set apart for payment on the shares of any Series for any period unless full cumulative dividends have been or contemporaneously are declared and paid on each of the other Series through the most recent applicable Dividend Payment Date for each Series. No interest, or sum of money in lieu ofinterest, shall be payable in respect of any dividend payment or payments on the shares of Auction Preferred which may be in arrears.

   (ii) So long as any shares of Auction Preferred are Outstanding, the Corporation shall not declare, pay or set apart for payment any dividend (other than a dividend in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or Junior Stock (as defined below)) or other distribution in respect of its Common Stock or any other stock of the Corporation ranking junior to the shares of Auction Preferred as to dividends or upon liquidation ("Junior Stock"), or call for redemption, redeem, purchase or otherwise acquire for consideration any shares of its Common Stock or Junior Stock (except by conversion into or exchange for other shares of Common Stock or Junior Stock) unless full cumulative dividends on all shares of Auction Preferred for all past Dividend Periods (and for all past Dividend Quarters) shall have been declared and paid (or declared and a sum sufficient for the payment of the dividends set apart for payment). No dividends shall be declared or paid or set apart for payment on any shares of Auction Preferred for any period unless full cumulative dividends have been or contemporaneously are declared and paid on each of the shares of Auction Preferred and Parity Preferred through the most recent applicable Dividend Payment Date for such shares.

   (iii)  Any dividend payment made on shares of Auction
   Preferred shall first be credited against the dividends accumulated with respect to the earliest Dividend Period
   (or, if applicable, the earliest Dividend Quarter) for which dividends have not been paid.

   (e) The Corporation may not purchase or otherwise acquire any shares of Auction Preferred during any period when dividend payments on any Outstanding shares of Auction
   Preferred or Parity Preferred are in arrears.

      4. Rights on Liquidation or Cash-Out Merger. (a) Upon the liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Auction Preferred shall be entitled to receive, out of assets of the Corporation available for distribution to stockholders after satisfying claims of creditors but before any payment or distribution on the Common Stock or on any other class of stock ranking junior to the shares of Auction Preferred upon liquidation ("Junior Liquidation Stock"), a liquidating distribution in the amount of $100,000 per share, which shall be the liquidation preference of such shares, plus an amount equal to accumulated and unpaid dividends on each such share (whether or not declared) to and including the date of final dissolution. Unless and until payment in full has been made to holders of shares of Auction Preferred of the liquidating distributions to which they are entitled as provided in this
Section 4, no dividends or distributions shall be made to holders of the Common Stock or the Junior Liquidation Stock, no payment or delivery or commitment to make payment or delivery of any money or assets to any Affiliate shall be made and no purchase, redemption or other acquisition for any consideration by the Corporation shall be made in respect of the Common Stock or the Junior Liquidation Stock. After the payment to holders of shares of Auction Preferred of the full amount of the liquidating distributions to which they are entitled pursuant to the second next preceding sentence, holders of the shares of Auction Preferred (in their capacity as such holders) shall have no right or claim to any of the remaining assets of the Corporation.

     (b) In any merger or consolidation of the Corporation with or into any other corporation, including any Affiliate, or a merger or consolidation of any other corporation, including any Affiliate, with or into the Corporation, which merger or consolidation by its terms provides for the payment of only cash to holders of the Auction Preferred, each holder of Auction Preferred shall be entitled to receive an amount equal to the liquidation preference of the shares of Auction Preferred held by such holder, any Merger Premium, plus an amount equal to accumulated and unpaid dividends on such shares to and including the date of payment thereof, and no more, in exchange for such shares of Auction Preferred (a "Cash-Out Merger").

     (c) Neither the sale, lease or exchange (for cash, stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation, nor the merger or consolidation of any other corporation with or into the Corporation, nor the merger or consolidation of the Corporation with or into any other corporation, shall be deemed to be a dissolution, liquidation or winding up of the affairs of the Corporation, voluntary or involuntary, for the purposes of this
Section 4; provided, however, that any Cash-Out Merger shall be deemed to be a liquidation of the Corporation solely for purposes of determining the rights of the holders of shares of Auction Preferred in respect of such Cash-Out Merger.

     (d) If upon liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the assets of the Corporation available for distribution to the holders of Auction Preferred and any other preferred stock of the Corporation, including the Flexible Rate Auction Preferred Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock, ranking upon liquidation on a parity with the Auction Preferred (the "Liquidation Preferred"), shall be insufficient to pay the full amount of the liquidating distributions to which holders of Auction Preferred are entitled pursuant to
Section 4(a) above and liquidating distributions to which holders of the Liquidation Preferred are entitled, then such assets shall be distributed among the holders of Auction Preferred and Liquidation Preferred ratably in proportion to the full amount of distributions to which each holder of Auction Preferred and Liquidation Preferred would have been entitled.

     5. Voting Rights. (a) Election of Directors. Holders of the shares of Auction Preferred and shares of Voting Preferred shall have the right, voting as a single class together with holders of all other shares of preferred stock of the Corporation, including the Flexible Rate Auction Preferred Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock, ranking on a parity with the shares of Auction Preferred as to the payment of dividends ("Parity Preferred"), to elect a number of directors of the Corporation (the "Regular Preferred Directors") which is equal to the smallest whole number that is not less than 25% of the directors of the Corporation. Holders of all such stock shall vote in such elections on the basis of one vote per $100,000 liquidation preference and not cumulatively and the holder or holders of one-third of the shares of such stock then Outstanding, present in person or by proxy, shall constitute a quorum for the election of directors by them.

     (b) Other Matters. On all matters other than the election of directors as to which stockholders generally have a vote, each share of Auction Preferred and Voting Preferred shall be entitled to such number of votes as determined below and each share of Common Stock will be entitled to one vote. The shares of Auction Preferred shall vote together as a single class with all shares of Common Stock and all other shares of preferred stock, including the Flexible Rate Auction Preferred Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred, which have all the same voting rights as conferred upon the Auction Preferred in Section 5(a) and this Section 5(b) (the "Voting Preferred"). Holders of shares of Auction Preferred and Voting Preferred shall be entitled to the number of votes determined pursuant to the following formula per $100,000 liquidation preference:

      X = [(Y divided by .75) minus Y] divided by Z
      X: number of votes per share of Auction Preferred and Voting Preferred per $100,000 liquidation preference.

      Y: number of shares of outstanding Common Stock on the applicable record date.

      Z:  amount equal to (I) number of shares of Outstanding
          Auction Preferred on the applicable record date plus
          (II) sum of the liquidation preference of all Outstanding Voting Preferred on the applicable record date divided by 100,000.

The Corporation shall mail or cause the Auction Agent to mail to Holders of shares of Auction Preferred notice of any meeting of stockholders not less than 20 days nor more than 60 days prior to the date fixed for such meeting. Except as provided in Section 5(c), the number of directors of the Corporation shall be determined in accordance with the By-Laws of the Corporation.

     (c) Right to Elect Two Additional Members of the Board of Directors. (i) During any period (referred to herein as a "Default Period") when dividend payments on any shares of Auction Preferred or Parity Preferred for such number of Dividend Periods or portions thereof (or the equivalent thereof in the case of Parity Preferred), which in the aggregate contain at least 540 days, shall not have been paid or declared and a sum sufficient for the payment thereof set aside for payment, then in any such case the number of directors of the Corporation shall automatically be increased by two additional directors and the holders of the shares of Auction Preferred and Parity Preferred shall possess full voting powers (to the exclusion of the holders of all other series and classes of capital stock of the Corporation), voting as a single class, to elect such two directors (the "Special Preferred Directors").

     (ii) The Default Period and voting rights created by the occurrence of the circumstances described in Section 5(c)(i) shall continue unless and until all accumulated and unpaid dividends on any of the then Outstanding shares of Auction Preferred and Parity Preferred, including in the case of Auction Preferred the accumulated and unpaid dividends for the current Dividend Period or Dividend Quarter, as the case may be, shall have been paid or sufficient funds for the payment thereof shall have been deposited with the Auction Agent, at which time the voting rights described in Section 5(c)(i) shall cease, subject always, however, to the revesting of such voting power in the holders of all shares of Auction Preferred and Parity Preferred upon the further occurrence of any of the circumstances described in Section 5(c)(i) above.


     (iii) The term of office of all persons who are directors of the Corporation at the time of the special meeting referred to in Section 5(c)(v) below shall continue, notwithstanding the election of Special Preferred Directors at such meeting by the holders of shares of Auction Preferred and Parity Preferred. The Regular Preferred Directors and the Special Preferred
     Directors, together with the incumbent directors elected by the holders of the Common Stock, shall constitute the duly elected directors of the Corporation.

     (iv) Simultaneously with the expiration of the Default Period, the term of office of the Special Preferred Directors elected by the holders of shares of Auction Preferred and Parity Preferred at the special meeting referred to in Section 5(c)(v) below shall terminate, the number of directors of the Corporation shall automatically be decreased by two, only the Regular Preferred Directors and the incumbent directors otherwise elected by the holders of the Common Stock shall constitute the duly elected directors of the Corporation, and the right of the holders of Auction Preferred and Parity Preferred to elect directors during a Default Period as provided above shall cease.

     (v) Within five days following the accrual of any right of the holders of shares of Auction Preferred and Parity Preferred to elect directors upon the occurrence of a Default Period as described in Section 5(c)(i), the Corporation shall mail or cause to be mailed to the holders of Auction Preferred and Parity Preferred notice of a special meeting of stockholders for a date not less than 20 days nor more than 60 days after the date of such notice. If the Corporation does not mail or cause to be mailed notice of such meeting as provided in the next preceding sentence, a meeting may be called by any holder of Auction Preferred or Parity Preferred. The Corporation shall notify the Auction Agent of the date on which such right accrued, and such date shall be the record date for determining the holders of stock entitled to notice of and to vote at the special meeting. Holders of all such stock shall vote in such elections on the basis of one vote per $100,000 liquidation preference and not cumulatively and the holder or holders of one-third of the shares of such stock then Outstanding, present in person or by proxy, shall constitute a quorum for the election of directors by them. At any such meeting or adjournment thereof in the absence of a quorum, a majority of the holders of such stock present in person or by proxy shall have the power to adjourn the meeting for the election of directors without notice, other than an announcement at the meeting, until a quorum is present.

     (d) Removal of Regular Preferred Directors and Special Preferred Directors. Except as provided in Section 5(c)(iv), Regular Preferred Directors and Special Preferred Directors shall (subject to the provisions of any applicable law) be subject to removal only by the vote of the holders of a majority of the Outstanding shares of Auction Preferred, Voting Preferred and Parity Preferred in the case of Regular Preferred Directors, and the holders of a majority of the Outstanding shares of Auction Preferred and Parity Preferred in the case of Special Preferred Directors, in each case, voting together as a single class. Any vacancy in the Board of Directors of the Corporation occurring by reason of such removal or otherwise may be filled by vote of a majority of the Outstanding shares of Auction Preferred, Voting Preferred and Parity Preferred in respect of any Regular Preferred Director and by a vote of a majority of the Outstanding shares of Auction Preferred and Parity Preferred in respect of any Special Preferred Director, in each case, voting together as a single class, in person or by proxy at a special meeting of stockholders called and held in accordance with the provisions set forth above, and, if not so filled, such vacancy shall (subject to the provisions of any applicable law) be filled by a vote of a majority of the remaining Regular Preferred Directors and any Special Preferred Directors.

     (e) Right to Vote in Certain Events. (i) Without the affirmative vote of the Holders of at least two-thirds of the Outstanding shares of Auction Preferred voting in person or by proxy at a special meeting for the purpose, or the unanimous written consent of the Holders of the Outstanding shares of Auction Preferred acting without such a meeting (subject to the provisions of any applicable law), the Corporation may not amend, alter or repeal any provisions of this Certificate of Designations or the Certificate of Incorporation so as to affect adversely the preferences, special rights or powers of the shares of Auction Preferred. Any increase in the authorized number of any series of capital stock ranking on a parity with the Auction Preferred with respect to the payment of dividends or the distribution of assets, or creation, authorization or issuance of any securities convertible into, or warrants, options or similar rights to purchase, acquire or receive, shares of such capital stock or reclassification of any authorized capital stock of the Corporation into any share ranking on a parity with the Auction Preferred with respect to the payment of dividends or the distribution of assets shall be deemed not to affect adversely the preferences, special rights or powers of the shares of Auction Preferred.

     (ii) Without the affirmative vote of the holders of at least two-thirds of the Outstanding shares of Auction Preferred and Parity Preferred, voting together as a single class, in person or by proxy at a special meeting for the purpose, or the unanimous written consent of the Holders of the Outstanding shares of Auction Preferred and Parity Preferred acting without such a meeting (subject to the provisions of any applicable law), the Corporation may not create, authorize or issue shares of any class or series of capital stock ranking senior to the shares of Auction Preferred and Parity Preferred with respect to the payment of dividends or the distribution of assets, or create, authorize or issue any securities convertible into, or warrants, options or similar rights to purchase, acquire or receive, shares of capital stock ranking senior to the shares of Auction Preferred and Parity Preferred with respect to the payment of dividends or the distribution of assets or reclassify any authorized capital stock of the Corporation into any shares ranking senior to the shares of Auction Preferred and Parity Preferred with respect to the payment of dividends or the distribution of assets.

     (iii) Without the affirmative vote of the holders of a majority of the Outstanding shares of Auction Preferred, Voting Preferred and Parity Preferred, voting together as a single class, in person or by proxy at a special meeting for the purpose, or the unanimous written consent of the Holders of the Outstanding shares of Auction Preferred, Voting Preferred and Parity Preferred acting without such a meeting (subject to the provisions of any applicable law), the Corporation may not sell, lease or convey all or substantially all of the assets of the Corporation, or consolidate or merge with or into any other corporation unless, in the case of a consolidation or merger, each holder of shares of Auction Preferred, Voting Preferred and Parity Preferred shall receive, upon such consolidation or merger, an amount in cash equal to the liquidation preference, Merger Premium, if any, and accumulated and unpaid dividends through the date of payment of such shares of Auction Preferred, Voting Preferred and Parity Preferred in exchange for such shares of Auction Preferred, Voting Preferred and Parity Preferred.


     (f) No Right to Vote in Certain Events. With respect to any right of the holders of shares of Auction Preferred to vote on any matter, whether such right is created by this Certificate of Designations, by applicable law or otherwise, no Holder of any share of Auction Preferred shall be entitled to vote and no share of Auction Preferred shall be deemed to be Outstanding for the purpose of voting or determining the number of shares required to constitute a quorum, if prior to or concurrently with a determination of shares entitled to vote or of shares deemed Outstanding for quorum purposes, as the case may be, such share is held beneficially or of record by the Corporation or any Affiliate of the Corporation.

      6. Exclusive Remedy. In the event that dividends are not timely declared on the shares of Auction Preferred, the exclusive remedy of Holders against the Corporation shall be as set forth in this Certificate of Designations and in no event shall Holders of such shares have any right to maintain a suit or proceeding against the Corporation in respect of such dividends or damages for the failure to receive the same or resulting from such noncompliance.

      7. Additional Agreements. (a) Term Selection Agent. The Corporation shall use its best efforts to maintain a Term Selection Agent with respect to Series O Preferred and Series P Preferred to act in accordance with the provisions set forth in this Certificate of Designations with respect to each such Series.

      (b) Auction Agent. The Corporation shall use its best efforts to maintain an Auction Agent with respect to Series O Preferred and Series P Preferred to act in accordance with the provisions set forth in this Certificate of Designations with respect to each such Series.

      8. Auction Procedures. (a) Certain Definitions. Capitalized terms not defined in this paragraph 8 shall have the respective meanings specified in paragraphs 1 through 7 above of this Certificate of Designations. As used in this paragraph 8, the following terms shall have the following meanings, unless the context otherwise requires:

      (i) "Affiliate" shall mean any Person known to the Auction Agent to be controlled by, in control of or under common control with the Corporation and shall include, for purposes of this paragraph, Ford Motor Company and its Affiliates other than the Corporation.

      (ii) "Agent Member" shall mean the member of the Securities Depository that will act on behalf of a Bidder and is identified as such in such Bidder's Purchaser's
      Letter.

      (iii) "Auction" shall mean the periodic operation of the procedures set forth in this paragraph 8.

      (iv) "Auction Date" shall mean the Business Day next preceding the first day of each Dividend Period for a Series after the initial Dividend Period for such Series.

      (v) "Auction Preferred" shall mean shares of a Series subject to an Auction on any Auction Date.

      (vi) "Available Auction Preferred" shall have the meaning specified in paragraph 8(d)(i) below.

      (vii) "Bid" shall have the meaning specified in paragraph 8(b)(i) below.

      (viii) "Bidder" shall have the meaning specified in paragraph 8(b)(i) below.

      (ix) "Broker-Dealer" shall mean any broker-dealer, or other entity permitted by law to perform the functions required of a Broker-Dealer in this paragraph 8, that has been selected by the Corporation and has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective.

      (x) "Broker-Dealer Agreement" shall mean an agreement between the Auction Agent and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in this paragraph 8.

      (xi) "Existing Holder" when used with respect to shares of Auction Preferred, shall mean a Person who has signed a Purchaser's Letter and is listed as the beneficial owner of such shares of Auction Preferred in the records of the Auction Agent.

      (xii) "Hold Order" shall have the meaning specified in paragraph 8(b)(i) below.

      (xiii) "Order" shall have the meaning specified in paragraph 8(b)(i) below.

      (xiv) "Outstanding" shall mean, as of any date, shares of Auction Preferred theretofore issued by the Corporation except, without duplication, (A) any shares of Auction Preferred theretofore cancelled or delivered to the Auction Agent for cancellation, (B) any shares of Auction Preferred as to which the Corporation or any Affiliate thereof shall be an Existing Holder and (C) any shares of Auction Preferred represented by any certificate in lieu of which a new certificate has been executed and delivered by the Corporation.

      (xv) "Person" shall mean and include an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

      (xvi) "Potential Holder" shall mean any Person, including any Existing Holder, (A) who shall have executed a Purchaser's Letter and (B) who may be interested in acquiring shares of Auction Preferred (or, in the case of an Existing Holder, additional shares of Auction Preferred).

      (xvii) "Purchaser's Letter" shall mean a letter addressed to the Corporation, the Auction Agent and a Broker-Dealer in which a Person agrees, among other things, to offer to purchase, purchase, offer to sell and/or sell shares of Auction Preferred as set forth in this paragraph 8.

      (xviii)  "Securities Depository" shall mean The
      Depository Trust Company and its successors and assigns or any other securities depository selected by the Corporation which agrees to follow the procedures required to be followed by such securities depository in connection with shares of Auction Preferred.

      (xix) "Sell Order" shall have the meaning specified in paragraph 8(b)(i) below.

      (xx) "shares," for the purposes of this paragraph 8, shall mean shares of Auction Preferred.

      (xxi) "Submission Deadline" shall mean 12:30 p.m., New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

      (xxii) "Submitted Bid" shall have the meaning specified in paragraph 8(d)(i) below.

      (xxiii) "Submitted Hold Order" shall have the meaning specified in paragraph 8(d)(i) below.

      (xxiv) "Submitted Order" shall have the meaning specified in paragraph 8(d)(i) below.

      (xxv) "Submitted Sell Order" shall have the meaning specified in paragraph 8(d)(i) below.

      (xxvi) "Sufficient Clearing Bids" shall have the meaning specified in paragraph 8(d)(i) below.

      (xxvii) "Winning Bid Rate" shall have the meaning specified in paragraph 8(d)(i) below.

     (b)  Orders by Existing Holders and Potential Holders.

       (i)  On or prior to each Auction Date:

          (A)  each Existing Holder may submit to a
          Broker-Dealer information as to:

              (1) the number of Outstanding shares, if any, of Auction Preferred held by such Existing Holder which such Existing Holder desires to continue to hold without regard to the Applicable Rate for the next succeeding Dividend Period;

              (2) the number of Outstanding shares, if any, of Auction Preferred that such Existing Holder desires to continue to hold, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Existing Holder; and/or

              (3) the number of Outstanding shares, if any, of Auction Preferred held by such Existing Holder which such Existing Holder offers to sell without regard to the Applicable Rate for the next succeeding Dividend Period; and

       (B) each Broker-Dealer, using a list of Potential Holders that shall be maintained by such Broker-Dealer in good faith for the purpose of conducting a competitive Auction, shall contact Potential Holders, including Persons that are not Existing Holders, on such list to determine the number of shares, if any, of Auction Preferred that each such Potential Holder offers to purchase, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Potential Holder.

       For the purposes hereof, the communication to a Broker-Dealer of the information referred to in this paragraph 8(b)(i) is hereinafter referred to as an "Order" and each Existing Holder and each Potential Holder placing an Order is hereinafter referred to as a "Bidder"; an Order containing the information referred to in clause (A)(1) of this paragraph 8(b)(i) is hereinafter referred to as a "Hold Order"; an Order containing the information referred to in clause (A)(2) or (B) of this paragraph 8(b)(i) is hereinafter referred to as a "Bid"; and an Order containing the information referred to in clause (A)(3) of this paragraph 8(b)(i) is hereinafter referred to as a "Sell Order."

       (ii)(A) A Bid by an Existing Holder shall constitute an irrevocable offer to sell:

             (1)  the number of Outstanding shares of Auction
             Preferred specified in such Bid if the Applicable
             Rate determined on such Auction Date shall be less than such specified rate; or

            (2) such number or a lesser number of Outstanding shares of Auction Preferred to be determined as set forth in paragraph 8(e)(i)(D) if the Applicable Rate determined on such Auction Date shall be equal to such specified rate; or

            (3) such number or a lesser number of Outstanding shares of Auction Preferred to be determined as set forth in paragraph 8(e)(ii)(C) if such specified rate shall be higher than the Maximum Applicable Rate and Sufficient Clearing Bids do not exist.

      (B) A Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

           (1)  the number of Outstanding shares of Auction
           Preferred specified in such Sell Order; or

           (2) such number or a lesser number of Outstanding shares of Auction Preferred as set forth in paragraph 8(e)(ii)(C) if Sufficient Clearing Bids do not exist.

      (C) A Bid by a Potential Holder shall constitute an irrevocable offer to purchase:

          (1)  the number of Outstanding shares of Auction
          Preferred specified in such Bid if the Applicable
          Rate determined on such Auction Date shall be higher than such specified rate; or

          (2) such number or a lesser number of Outstanding shares of Auction Preferred as set forth in paragraph 8(e)(i)(E) if the Applicable Rate determined on such Auction Date shall be equal to such specified rate.

  (c)  Submission of Orders by Broker-Dealers to Auction Agent.

    (i) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and specifying with respect to each Order:

         (A)  the name of the Bidder placing such Order;

         (B)  the aggregate number of shares of Auction
         Preferred that are the subject of such Order;

         (C)  to the extent that such Bidder is an Existing
         Holder:

                 (1)  the number of shares, if any, of Auction
                 Preferred subject to any Hold Order placed by such Existing Holder;

                (2)  the number of shares, if any, of Auction
                Preferred subject to any Bid placed by such Existing Holder and the rate specified in such Bid; and

                (3)  the number of shares, if any, of Auction
                Preferred subject to any Sell Order placed by such Existing Holder; and

          (D)  to the extent that such Bidder is a Potential
          Holder, the rate and the number of shares of Auction
          Preferred specified in such Potential Holder's Bid.

               (ii) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one thousandth (.001) of 1%.

               (iii) If an Order or Orders covering all of the Outstanding shares of Auction Preferred held by an Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the number of Outstanding shares of Auction Preferred held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

              (iv)  If one or more Orders covering in the
              aggregate more than the number of Outstanding shares of Auction Preferred held by the Existing Holder are submitted to the Auction Agent, such Orders shall be considered valid as follows and in the following order of priority:

                 (A)  any Hold Order submitted on behalf of
                 such Existing Holder shall be considered valid up to and including the number of Outstanding shares of Auction Preferred held by such Existing Holder; provided that if more than one Hold Order is submitted on behalf of such Existing Holder and the number of shares of Auction Preferred subject to such Hold Orders exceeds the number of outstanding shares of Auction Preferred held by such Existing Holder, the number of shares of Auction Preferred subject to such Hold Orders shall be reduced pro rata so that such Hold Orders shall cover the number of Outstanding shares of Auction Preferred held by such Existing Holder.

                     (B)(1)  any Bid shall be considered valid
                     up to and including the excess of the
                     number of Outstanding shares of Auction
                     Preferred held by such Existing Holder
                     over the number of shares of Auction
                     Preferred subject to Hold Orders referred to in paragraph 8(c)(iv)(A);


                    (2)  subject to clause (1) above, if more
                    than one Bid with the same rate is
                    submitted on behalf of such Existing Holder and the number of Outstanding shares of Auction Preferred subject to such Bids is greater than such excess, the number of shares of Auction Preferred subject to such Bids shall be reduced pro rata so that such Bids shall cover the number of shares of Auction Preferred equal to such excess; and

                   (3)  subject to clause (1) above, if more
                   than one Bid with different rates is
                   submitted on behalf of such Existing
                   Holder, such Bids shall be considered valid in the ascending order of their respective rates and in any such event the number, if any, of such Outstanding shares subject to Bids not valid under this clause (B) shall be treated as the subject of a Bid by a Potential Holder; and

                  (C)(1)  any Sell Order shall be considered
                  valid up to and including the excess of the number of Outstanding shares of Auction Preferred held by such Existing Holder over the number of shares of Auction Preferred subject to Hold Orders referred to in paragraph 8(c)(iv)(A) and Bids referred to in paragraph 8(c)(iv)(B); and

                  (2)  subject to clause (1) above, if more
                  than one Sell Order is submitted on behalf of such Existing Holder and the number of Outstanding shares of Auction Preferred subject to such Sell Orders is greater than such excess, the number of shares of Auction Preferred subject to such Sell Orders shall be reduced pro rata so that such Sell Orders shall cover the number of shares of Auction Preferred equal to such excess.

      (v) If more than one Bid is submitted on behalf of any Potential Holder, each bid submitted shall be a separate
      Bid with the rate and number of shares of Auction
      Preferred therein specified.

          (d)  Determination of Sufficient Clearing Bids,
Winning Bid Rate and Applicable Rate.

              (i) Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order") and shall determine:

        (A) the excess of the total number of Outstanding shares of Auction Preferred over the number of Outstanding shares of Auction Preferred that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the "Available Auction Preferred");

        (B)  from the Submitted Orders whether:

            (1)  the number of Outstanding shares of Auction
             Preferred that are the subject of Submitted Bids by Potential Holders specifying one or more rates equal to or lower than the Maximum Applicable Rate exceeds or is equal to the sum of:

             (2)(x)  the number of Outstanding shares of
             Auction Preferred that are the subject of Submitted Bids by Existing Holders specifying one or more rates higher than the Maximum Applicable
             Rate; and

             (y)  the number of Outstanding shares of Auction
             Preferred that are subject to Submitted Sell
             Orders

             (if such excess or such equality exists (other than because the number of shares of Auction Preferred in clauses (x) and (y) are each zero because all of the Outstanding shares of Auction Preferred are the subject of Submitted Hold Orders), such Submitted Bids in clause (1) are hereinafter referred to collectively as "Sufficient Clearing Bids"); and

       (C) if Sufficient Clearing Bids exist, the lowest rate specified in the Submitted Bids (the "Winning Bid Rate") which if the Auction Agent accepted:

          (1) each Submitted Bid from Existing Holders specifying such lowest rate and all other Submitted
          Bids from Existing Holders specifying lower rates, and

          (2) each Submitted Bid from Potential Holders specifying such lowest rate and all other
          Submitted Bids from Potential Holders specifying lower rates; would result in such Existing
          Holders continuing to hold an aggregate number of Outstanding shares of Auction Preferred that, when added to the number of Outstanding shares of Auction Preferred to be purchased by such Potential Holders, would equal not less than the Available Auction Preferred.


        (ii)  Promptly after the Auction Agent has made the
        determinations pursuant to paragraph 8(d)(i), the
        Auction   Agent shall advise the Corporation of the
        Maximum Applicable Rate and, based on such determinations, the Applicable Rate for the next succeeding Dividend Period as follows:

            (A) if Sufficient Clearing Bids exist, that the Applicable Rate for the next succeeding Dividend
            Period shall be equal to Winning Bid Rate so determined;

            (B) if Sufficient Clearing Bids do not exist (other than because all of the Outstanding shares of Auction Preferred are the subject of Submitted Hold Orders), then (a) if the Term Selection Agent has not given a Notice of Long-Term Dividend Period with respect to the next succeeding Dividend Period for a Series or has given a Notice of Revocation with respect thereto or such Notice of Long-Term Dividend Period shall be deemed to have been revoked, the Applicable Rate for such Series for such next succeeding Dividend Period shall be the Maximum Applicable Rate on the Auction Date for a Short-Term Dividend Period and (b) if the Term Selection Agent has given a Notice of Long-Term Dividend Period with respect to the next succeeding Dividend Period for a Series and has not given a Notice of Revocation with respect thereto and such Notice of Long-Term Dividend Period shall not have been deemed revoked, such next succeeding Dividend Period shall, notwithstanding such Notice of Long-Term Dividend Period, be a Short-Term Dividend Period, and the Applicable Rate for such next succeeding Dividend Period shall be the greatest of
            (i) the Applicable Rate in effect immediately prior to the applicable Auction, (ii) the Maximum Applicable Rate on the Auction Date for a Short-Term Dividend Period or (iii) the Maximum Applicable Rate on the Auction Date for the specified Long-Term Dividend Period; or

           (C) if all the Outstanding shares of Auction Preferred are the subject of Submitted Hold Orders, that the Applicable Rate for the next succeeding Dividend Period shall (1) in the case of a Series of Auction Preferred with a Short-Term Dividend Period, be equal to 59% of the 60-day "AA" Composite Commercial Paper Rate in effect on the date of such Auction; and (2) in the case of a Series of Auction Preferred with a Long-Term Dividend Period, 59% of the Reference Rate in effect on the date of such Auction.

     (e) Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares. Existing Holders shall continue to hold shares of Auction Preferred that are the subject of Submitted Hold Orders and, based on the determinations made pursuant to paragraph 8(d)(i), the Submitted Bids and the Submitted Sell Orders shall be accepted or rejected and the Auction Agent shall take such other action as set forth below:

          (i) If Sufficient Clearing Bids have been made, subject to the provisions of paragraph 8(e)(iii), Submitted Bids and Submitted Sell Orders shall be accepted or rejected in the following order of priority and all other Submitted Bids shall be rejected:

          (A) the Submitted Sell Orders of Existing Holders shall be accepted and the Submitted Bid of each of the Existing Holders specifying any rate that is higher than the Winning Bid Rate shall be accepted, thus requiring each such Existing Holder to sell the shares of Auction Preferred that are the subject of such Submitted Bid;

          (B) the Submitted Bid of each of the Existing Holders specifying any rate that is lower than the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the shares of Auction Preferred that are the subject of such Submitted Bid;

          (C)  the Submitted Bid of each of the Potential
          Holders specifying any rate that is lower than the Winning Bid Rate shall be accepted;

          (D) the Submitted Bid of each of the Existing Holders specifying a rate that is equal to the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the shares of Auction Preferred that are the subject of such Submitted Bid, unless the number of Outstanding shares of Auction Preferred subject to all such Submitted Bids shall be greater than the number of shares of Auction Preferred ("remaining shares") equal to the excess of the Available Auction Preferred over the number of shares of Auction Preferred subject to Submitted Bids described in paragraphs 8(e)(i)(B) and 8(e)(i)(C), in which event the Submitted Bids of each such Existing Holder shall be accepted, and each such Existing Holder shall be required to sell shares of Auction Preferred, but only in an amount equal to the difference between (1) the number of Outstanding shares of Auction Preferred then held by such Existing Holder subject to such Submitted Bid and (2) the number of shares of Auction Preferred obtained by multiplying (x) the number of remaining shares by (y) a fraction the numerator of which shall be the number of Outstanding shares of Auction Preferred held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding shares of Auction Preferred subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate; and

          (E) the Submitted Bid of each of the Potential Holders specifying a rate that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the number of shares of Auction Preferred obtained by multiplying the difference between the Available Auction Preferred and the number of shares of Auction Preferred subject to Submitted Bids described in paragraphs 8(e)(i)(B), 8(e)(i)(C) and 8(e)(i)(D) by a fraction the numerator of which shall be the number of Outstanding shares of Auction Preferred subject to such Submitted Bids and the denominator of which shall be the sum of the number of Outstanding shares of Auction Preferred subject to such Submitted Bids made by all such Potential Holdersthat specified rates equal to the Winning Bid Rate.

      (ii) If Sufficient Clearing Bids have not been made (other than because all of the Outstanding shares of Auction Preferred are subject to Submitted Hold Orders), subject to the provisions of paragraph 8(e)(iii), Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

           (A) the Submitted Bid of each Existing Holder specifying any rate that is equal to or lower than the Maximum Applicable Rate shall be rejected, thus entitling such Existing Holder to continue to hold the shares of Auction Preferred that are the subject of such Submitted Bid;

          (B) the Submitted Bid of each Potential Holder specifying any rate that is equal to or lower than the Maximum Applicable Rate shall be accepted, thus requiring such Potential Holder to purchase the shares of Auction Preferred that are the subject of such Submitted Bid; and

         (C) the Submitted Bids of each Existing Holder specifying any rate that is higher than the Maximum Applicable Rate shall be accepted and the Submitted Sell Orders of each Existing Holder shall be accepted, in both cases only in an amount equal to the difference between (1) the number of Outstanding shares of Auction Preferred then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (2) the number of shares of Auction Preferred obtained by multiplying (x) the difference between the Available Auction Preferred and the aggregate number of shares of Auction Preferred subject to Submitted Bids described in paragraphs 8(e)(ii)(A) and 8(e)(ii)(B) by (y) a fraction the numerator of which shall be the number of Outstanding shares of Auction Preferred held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the number of Outstanding shares of Auction Preferred subject to all such Submitted Bids and Submitted Sell Orders.

               (iii)  If, as a result of the procedures
               described in paragraph 8(e)(i) or 8(e)(ii), any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of Auction Preferred on any Auction Date, the Auction Agent shall, in such manner as, in its sole discretion, it shall determine, round up or down the number of shares of Auction Preferred to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date so that the number of shares purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole shares of Auction Preferred.

       (iv) Based on the results of each Auction, the Auction Agent shall determine the aggregate number of shares of Auction Preferred to be purchased and the aggregate number of shares of Auction Preferred to be sold by Potential Holders and Existing Holders on whose behalf each Broker-Dealer submitted Bids or Sell Orders, and, with respect to each Broker-Dealer, to the extent that such aggregate number of shares to be purchased and such aggregate number of shares to be sold differ, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, shares of Auction Preferred.

     (f) Miscellaneous. The Board of Directors of the Corporation may interpret the provisions of this paragraph 8 to resolve any inconsistency or ambiguity, remedy any formal defect or make any other change or modification which does not adversely affect the rights of Existing Holders of Auction Preferred. An Existing Holder (A) may sell, transfer or otherwise dispose of shares of Auction Preferred only pursuant to a Bid or Sell Order in accordance with the procedures described in this paragraph 8 or to or through a Broker-Dealer or to a Person that has delivered a signed copy of a Purchaser's Letter to the Auction Agent, provided that in the case of all transfers other than pursuant to Auctions such Existing Holder, its Broker-Dealer or its Agent Member advises the Auction Agent of such transfer and (B) shall have the beneficial ownership of the shares of Auction Preferred held by it maintained in book-entry form by the Securities Depository in the account of its Agent Member, which in turn shall maintain records of such Existing Holder's beneficial ownership. The Corporation and its Affiliates shall not submit any Order in any Auction except as set forth in the next sentence. Any Broker-Dealer that is an affiliate of the Corporation may submit Orders in Auctions but only if such Orders are not for its own account, except that if such affiliated Broker-Dealer holds shares of Auction Preferred for its own account, it must submit a Sell Order in the next Auction with respect to such shares of Auction Preferred.

     (g) Headings of Subdivisions. The headings of the various subdivisions of this paragraph 8 are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     IN WITNESS WHEREOF, FORD HOLDINGS, INC. has caused this Certificate to be made under the seal of the Corporation and signed by Eric A. Law, its Vice President - Controller, and attested by Peter Sherry, Jr., its Assistant Secretary, this 21st day of June, 1995.

                      FORD HOLDINGS, INC.

                     By /s/Eric A. Law
                       -----------------------------
                         Eric A. Law
                         Vice President - Controller
ATTEST:

By:/s/Peter Sherry, Jr.
    ------------------------
    Peter Sherry, Jr,
    Assistant Secretary

(CORPORATE SEAL)

                                                              EXHIBIT C
                                                              ---------

             TO BE SUBMITTED TO YOUR BROKER-DEALER WHO WILL THEN
             DELIVER COPIES ON YOUR BEHALF TO THE AUCTION AGENT.


                           PURCHASER'S LETTER
           Relating to Flexible Rate Auction Preferred Stock of
                         Ford Holdings, Inc.

Ford Holdings, Inc.
The Auction Agent
A Broker-Dealer
An Agent Member
Other Persons

Ladies and Gentlemen:

     We may from time to time purchase, offer to purchase, offer to sell and/or sell shares of one or more series of Flexible Rate Auction Preferred Stock (Exchange) and/or Flexible Rate Auction Preferred Stock (together, "Flex APS"), issued by Ford Holdings, Inc. (the "Company"), as described in one or more prospectuses and prospectus supplements relating to the Flex APS, including the appendices thereto (the "Prepsectus"). We agree that this Letter shall apply to such purchases, sales and offers and to shares of Flex APS owned by us. We understand that the dividend rate for each series of Flex APS will generally be based on the results of Auctions as set forth in the applicable Prospectus.

     Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Prosepctus.

     We represent and agree as follows:

          1. We agree that any Bid or Sell Order placed by us shall constitute an irrevocable offer by us to purchase or sell the shares of Flex APS subject to such Bid or Sell Order, or such lesser number of shares of Flex APS as we shall be required to sell or purchase as a result of such Auction, as set forth in the Prospectus, and that, if we fail to place a Bid or Sell Order with repect to shares of Flex APS owned by us with a Broker-Dealer on any Auction Date for such shares or a Broker-Dealer to which we communicate a Bid or Sell Order fails to submit such Bid or Sell Order to the Auction Agent, we shall be deemed to have placed a Hold Order with respect to such shares of Flex APS as described in the Prospectus. We authorize any Broker-Dealer that submits a Bid or Sell Order as our agent in Auctions to execute contracts for the sale of shares of Flex APS covered by such Bid or Sell Order.

          2. We agree that we will sell, transfer or otherwise dispose of any shares of Flex APS held by us from time to time only (i) to the Company or (ii) pursuant to a Bid or Sell Order placed in an Auction or (iii) to or through a Broker-Dealer or (iv) to a person who has signed and delivered a Purchaser's Letter in the form of this Letter for such series to the Auction Agent, provided that in the case of all dispositions other that pursuant to Auctions, we, our Broker-Dealer or our Agent Member of the Securities Depository shall advise that Auction Agent of such disposition.

          3. We agree that ownership of shares of Flex APS shall be represented by a global certificate registered in the name of the Securities Depository or its nominee, that we will not been entitled to receive any certificate representing shares of Flex APS and that our ownership of any shares of FLex APS will be maintained in book entry form by the Securities Depository for the account of our Agent Member, which in turn will maintain records of our beneficial ownership. We authorize and instruct our Agent Member to disclose to the Auction Agent such information concerning our beneficial ownership of shares of Flex APS as the Auction Agent shall request.

          4. Our Agent Member of the Securities Depository, now The Depository Trust Company, currently is _____________________________.

          5. We understand that a restrictive legend will be placed on certificates for the shares of Flex APS reflecting the restriction in paragraph 3 of this Letter.

          6. Our personnel authorized to place Orders with Broker-Dealers for the purposes set forth in the Prospectus in Auctions currently
     is/are _______________________, telephone number (   )________________.

          7.  Our taxpayer identification number is _________________.

          8. This letter is not a committment by us to purchase any shares of Flex APS.

          9. The descriptions of Auction Procedures set forth in Appendix A to the Prospectus are incorporated by reference herein and, in case of any conflict between this Letter and any such description, such description shall control.

          10. This Letter supersedes any version of this Letter delivered by us with respect to the Flex APS and dated earlier than the date hereof.

Dated:___________________
                                  (Name of Purchaser)

                                  By:_______________________________
                                     Printed Name:
                                     Title:
                                     Mailing Address of Purchaser:

                                                       EXHIBIT D
                                                       ---------

                       SETTLEMENT PROCEDURES


     The following summary of Settlement Procedures sets forth the procedures expected to be followed in connection with the settlement of each Auction and will be incorporated by reference in the Auction Agent Agreement and each Broker-Dealer Agreement. Nothing contained in this Appendix A constitutes a representation by the Company that in each Auction each party referred to herein will actually perform the procedures described herein to be performed by such party. Capitalized terms used herein shall have the respective meanings specified in the forepart of this Prospectus Supplement or Appendix B hereto, as the case may be.

     (a) On each Auction Date, the Auction Agent shall notify by telephone the Broker-Dealers that participated in the Auction held on such Auction Date and submitted an Order on behalf of any Existing Holder or Potential Holder of:

          (i) the Applicable Rate fixed by the next succeeding Dividend
     Period;

         (ii) whether Sufficient Clearing Bids existed for the determination of the Applicable Rate;

        (iii) if such Broker-Dealer (a "Seller's Broker-Dealer") submitted a Bid or a Sell Order on behalf of an Existing Holder, the number of shares, if any, of New Auction Preferred Stock then outstanding to be held or sold by such Existing Holder;

        (iv) if such Broker-Dealer (a "Buyer's Broker-Dealer") submitted a Bid on behalf of a Potential Holder, the number of shares, if any, of New Auction Preferred Stock to be purchased by such Potential Holder;

        (v) if the aggregate number of shares of New Auction Preferred
     Stock to be sold by all Existing Holders on whose behalf such Broker-Dealer submitted a Bid or a Sell Order exceeds the aggregate number of shares of New Auction Preferred Stock to be purchased by all Potential Holders on whose behalf such Broker-Dealer submitted a Bid, the name or names of one or more Buyer's Broker-Dealers (and the Agent Member, if any, of each such Buyer's Broker-Dealer) acting for one or more purchasers of such excess number of shares of New Auction Preferred Stock and the number of such shares to be purchased from one or more Existing Holders on whose behalf such Broker-Dealer acted by one or more Potential Holders on whose behalf such Broker-Dealer acted by one or more Potential Holders on whose behalf each of such Buyer's Broker-Dealer acted;

          (vi) if the aggregate number of shares of New Auction Preferred Stock to be purchased by all Potential Holders on whose behalf such Broker-Dealer submitted a Bid exceeds the aggregate number of shares of New Auction Preferred Stock to be sold by all Existing Holders on whose behalf such Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Seller's Broker-Dealers (and the name of the Agent Member, if any, of each such Seller's Broker-Dealer) acting for one or more sellers of such excess number of shares of New Auction Preferred Stock and the number of such shares to be sold to one or more Potential Holders on whose behalf such Broker-Dealer acted by one or more Existing Holders on whose behalf each of such Seller's Broker-Dealer acted; and

     (vii) the Auction Date of the next succeeding Auction.

   (b) On each Auction Date, each Broker-Dealer that submitted an Order on behalf of any Existing Holder or Potential Holder shall:

         (i) in the case of a Broker-Dealer that is a Buyer's Broker-Dealer, instruct each Potential Holder on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Holder's Agent Member to pay to such Broker-Dealer (or its Agent Member) through the Securities Depository the amount necessary to purchase the number of shares of New Auction Preferred Stock to be purchased pursuant to such Bid against receipt of such shares and advise such Potential Holder of the Applicable Rate for the next succeeding Dividend Period;

       (ii) in the case of a Broker-Dealer that is a Seller's Broker-Dealer, instruct each Existing Holder on whose behalf such Broker-Dealer submitted a Sell Order that was accepted, in whole or in part, or a Bid that was rejected, in whole or in part, to instruct such Existing Holder's Agent Member to deliver to such Broker-Dealer (or its Agent Member) through the Securities Depository the number of shares of New Auction Preferred Stock to be sold pursuant to such Order against payment therefor and advise any such Existing Holder that will continue to hold shares of New Auction Preferred Stock of the Applicable Rate for the next succeeding Dividend Period;

      (iii) advise each Existing Holder on whose behalf such Broker-Dealer submitted a Hold Order of the Applicable Rate for the next succeeding Dividend Period;

       (iv) advise each Existing Holder on whose behalf such Broker-Dealer submitted an Order of the Auction Date of the next succeeding Auction; and

        (v) advise each Potential Holder on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the Auction Date for the next succeeding Auction.

   (c) On the basis of the information provided to it pursuant to (a) above, each Broker-Dealer that submitted a Bid or a Sell Order on behalf of a Potential Holder or an Existing Holder shall, in such manner and at such time or times as in its sole discretion it may determine, allocate any funds received by it pursuant to (b)(i) above any any shares of New Auction Preferred Stock received by it pursuant to (b)(ii) above among the Potential Holders, if any, on which behalf such Broker-Dealer submitted Bids, the Existing Holders, if any, on whose behalf such Broker-Dealer submitted Bids that were rejected or Sell Orders, and any Broker-Dealer or Brokers-Dealers identified to it by the Auction Agent pursuant to (a)(v) or (a) (vii) above.

    (d) On each Auction Date,

         (i) each Potential Holder and Existing Holder shall instruct its Agent Member as provided in (b)(i) or (b)(ii) above, as the case may be;

        (ii) each Seller's Broker-Dealer which is not an Agent Member of the Securities Depository shall instruct its Agent Member to (A) pay through the Securities Depository to the Agent Member of the Existing Holder delivering shares to such Broker-Dealer pursuant to (b)(ii) above the amount necessary to purchase such shares against receipt of such shares and (B) deliver such shares through the Securities Depository to a Buyer's Broker-Dealer (or its Agent Member) identified to such Seller's Broker-Dealer pursuant to (a)(v) above against payment therefor; and

       (iii) each Buyer's Broker-Dealer which is not an Agent Member of the Securities Depository shall instruct its Agent Member to (A) pay through the Securities Depository to a Seller's Broker-Dealer (or its Agent Member) identified pursuant to (a)(vi) above the amount necessary to purchse the shares to be purchased pursuant to (b)(i) above against receipt of such shares and (B) deliver such shares through the Securities Depository to the Agent Member of the purchaser thereof against payment therefor.

   (e) On the Business Day next succeeding the Auction Date,

        (i) each Bidder's Agent Member referred to in (d)(i) above shall instruct the Securities Depository to execute the transactions described under (b)(i) or (b)(ii) above, and the Securities Depository shall execute such transactions;

       (ii) each Seller's Broker-Dealser or its Agent Member shall instruct the Securities Depository to execute the transactions described in (d)(ii) above, and the Securities Depository shall execute such transactions; and

      (iii) each Buyer's Broker-Dealer or its Agent Member instruct the Securities Depository to execute the transactions described in (d)(iii) above, and the Securities Depository shall execute such transactions.

                                                      EXHIBIT E
                                                      ---------

                          FORD HOLDINGS, INC.

                  NOTICE OF LONG-TERM DIVIDEND PERIOD


     NOTICE IS HEREBY GIVEN that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and Lehman Brothers Inc., the Term Selection Agents for the Flexible Rate Auction Preferred Stock--Series [O] [P] of Ford Holdings, Inc. (the "Company") have, after considering the factors set forth in paragraph 3(b)(viii) of the Certificate of Designations, determined that the Long-Term Dividend Period established hereby provides the Company with the most favorable financing alternative and have selected a Long-Term Dividend
Period of      days which commences on                    and
ends on                    as the term of the next Dividend
Period for its Flexible Rate Auction Preferred Stock--Series [O] [P] (the "Series"). [Paragraph 5(e)(iii) of the Certificate of Designations provides that without the affirmative vote of the holders of a majority of the Outstanding shares of Auction Preferred, Voting Preferred and Parity Preferred, voting together as a single class, in person or by proxy at a special meeting for the purpose, or the unanimous written consent of the holders of the Outstanding shares of Auction Preferred, Voting Preferred and Parity Preferred acting without such a meeting (subject to the provisions of any applicable law), the Company may not sell, lease or convey all or substantially all of the assets of the Company or consolidate or merge with or into any other corporation unless, in the case of a consolidation or merger, each holder of shares of Auction Preferred, Voting Preferred and Parity Preferred shall receive, upon such consolidation or merger, an amount in cash equal to the liquidation preference, Merger Premium, if any is established by the Term Selection Agents, and accumulated and unpaid dividends through the date of payment for such shares of Auction Preferred, Voting Preferred and Parity Preferred in exchange for such shares of Auction Preferred, Voting Preferred and Parity Preferred. The Term Selection Agents have determined that a Merger Premium of per share has been established for the shares of the Series.]

     The next Auction Date for the Series is scheduled to occur
on                   , 19  .

     Existing Holders are hereby advised that the Term
Selection Agents may revoke the notice given hereby by delivering a Notice of Revocation to the Auction Agent by 12:00 noon, New York City time, on the second business day prior to the next Auction Date with respect to the Series.

     If the Term Selection Agents revoke this notice or if Sufficient Clearing Bids with respect to the Series do not exist on the Auction Date or a Failure to Deposit occurs on or prior to such Auction Date, the next Dividend Period for the Series will be a Short-Term Dividend Period.


                      TERM SELECTION AGENTS

                      Merrill Lynch & Co.
                      Merrill Lynch, Pierce, Fenner & Smith
                        Incorporated


                      By
                           --------------------------
                      Title
                           --------------------------


                      Goldman, Sachs & Co.


                       Lehman Brothers Inc.


                       By
                          ---------------------------
                       Title
                             ------------------------

Date:                    , 19
       -----------------

                                               EXHIBIT F
                                                ---------

                      FORD HOLDINGS, INC.

                     NOTICE OF REVOCATION


     NOTICE IS HEREBY GIVEN that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and Lehman Brothers Inc., the Term Selection Agents for the Flexible Rate Auction Preferred Stock--Series [O] [P] (the "Series") of Ford Holdings, Inc. (the "Company") are hereby revoking the Notice of Long-Term Dividend Period dated
              , 19   with respect to the Series and the next
Dividend Period for the Series shall be a Short-Term Dividend
Period of 49 days.

     The Term Selection Agents have determined that because of subsequent changes the factors referred to in paragraph
3(b)(viii) of the Certificate of Designations relating to the Series, such Long-Term Dividend Period would not result in the most favorable financing alternative for the Company.

                         TERM SELECTION AGENTS

                         Merrill Lynch & Co.
                         Merrill Lynch, Pierce, Fenner & Smith
                           Incorporated


                         By
                            ------------------------------
                         Title
                               ---------------------------



                         Goldman, Sachs & Co.


                         Lehman Brothers Inc.


                         By
                            -------------------------------
                         Title
                               ----------------------------

Date:                    , 19

                                                EXHIBIT G
                                                 ---------

                    FORD HOLDINGS, INC.

                     NOTICE OF REMOVAL

     NOTICE IS HEREBY GIVEN that the Term Selection Agents for the Flexible Rate Auction Preferred Stock--Series [O] [P] (the "Series") of Ford Holdings, Inc. have been removed and the
Notice of Long-Term Dividend Period dated               , 19
with respect to the Series is deemed to be revoked.

                               FORD HOLDINGS, INC.



                                By
                                    -------------------
                                Title
                                      -----------------
Date:                    , 19

                                                EXHIBIT H
                                                 ---------

                      FORD HOLDINGS, INC.

              NOTICE OF CURE OF FAILURE TO DEPOSIT


     NOTICE IS HEREBY GIVEN that Ford Holdings, Inc. (the
"Company") has cured the Failure to Deposit with respect to the
Company's Flexible Rate Auction Preferred Stock--Series [O] [P]
(the "Series") that occurred on                , 19   by
depositing with the undersigned an amount equal to

[if the Failure to Deposit occurred prior to the beginning of a Dividend Period and was cured by 12:00 noon, New York City time, on the third Business Day next succeeding such Failure to Deposit, insert--all accumulated and unpaid dividends on the shares of the Series, including the full amount of any dividends to be paid with respect to the Dividend Period with respect to which such Failure to Deposit occurred, plus an amount computed by multiplying (i) 200% of the 60-day 'AA' Composite Commercial Paper Rate by (ii) a fraction, the numerator of which is the number of days for which such Failure to Deposit remained uncured (including the day the Failure to Deposit occurred and excluding the day the Failure to Deposit was cured) and the denominator of which is 360, and applying the rate obtained against the aggregate liquidation preference of the shares of the Series outstanding.]

[if the Failure to Deposit occurred prior to a Dividend Period and was not cured by 12:00 noon, New York City time, on the third Business Day next succeeding such Failure to Deposit, insert--all accumulated and unpaid dividends on the shares of the Series, including the full amount of any dividends to be paid with respect to the Dividend Period with respect to which such Failure to Deposit occurred and including the full amount of any dividends to be paid with respect to each Dividend Period since the Failure to Deposit occurred, calculated, in the case of accumulated and unpaid dividends for Dividend Periods commencing after the date such Failure to Deposit occurred, using an Applicable Rate equal to 200% of LIBOR.]

[if the Failure to Deposit occurred during a Long-Term Dividend Period, insert--all accumulated and unpaid dividends on the shares of the Series, including (i) the full amount of any dividends with respect to the Dividend Quarter with respect to which such Failure to Deposit occurred, [and] (ii) the full amount of any dividends to be paid with respect to each Dividend Quarter since the Failure to Deposit occurred calculated at the Applicable Rate for the Long Term Dividend Period, plus an amount, as additional accumulated and unpaid dividends, calculated by multiplying (x) 200% of LIBOR on the date on which such Failure to Deposit occurred by (y) a fraction, the numerator of which shall be the number of days (up to a maximum of the total number of days remaining in the Long-Term Dividend Period) for which such Failure to Deposit was not cured (including the day the Failure to Deposit occurred and excluding, if applicable, the day the Failure to Deposit was cured) and the denominator of which shall be 360, and applying the rate obtained against accumulated dividends not paid when due [if such Failure to Deposit was not cured prior to the next succeeding Auction Date for the Series, insert--and (iii) the full amount of any dividends with respect to Dividend Periods commencing after the next succeeding Auction Date for the shares of the Series, calculated using an Applicable Rate equal to 200% of LIBOR].]

                        THE BANK OF NEW YORK,
                          as Auction Agent



                        By
                            -----------------
                        Title
                               --------------
Date:                    , 19

                                                EXHIBIT I


                     FORD HOLDINGS, INC.

            NOTICE OF SPECIAL MEETING OF HOLDERS
                  OF AUCTION PREFERRED STOCK

                        To Be Held On

     NOTICE IS HEREBY given that a Special Meeting of Holders of Flexible Rate Auction Preferred Stock--Series O and P (collectively the "Auction Preferred") of FORD HOLDINGS, INC. (the "Company") will be held at [address of the principal
offices of the Company]1 on                   2  at 10:00 a.m.,
                    time,3 for the purpose of electing
Directors of the Board of Directors of the Company pursuant to paragraph 5(c) of the Certificate of Designations establishing and creating the Auction Preferred to serve until the earlier of (i) the next annual meeting of stockholders or (ii) such time as all accumulated and unpaid dividends on the then outstanding shares of each series of the Auction Preferred shall have been paid or declared and set aside for payment.
If, prior to the date of the Special Meeting, the Company satisfies all the requirements described in clause (ii) above, the Special Meeting will be cancelled.

     The record date for the Special Meeting is
                   .4  Only holders of record of the Auction
Preferred at the close of business on such date are entitled to this notice and to vote at the Special Meeting or any adjournment thereof.

                          FORD HOLDINGS, INC.

Date:                    ,5





- ----------------------------
1. The Company may select, as its option, any other location in continental United States.

2. Insert a date permitted by paragraph 5(c) of the Certificate of Designations.

3.  Insert appropriate time zone.

4. Insert the date that the right referred to in Paragraph 5(c)(i) of Certificate of Desigations accrued.

5.  Insert date notice is given